UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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UNS ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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88 E. Broadway Boulevard
Tucson, Arizona 85701
March 21, 2014

Paul J. Bonavia	(520) 571-4000
Board Chair
Dear Shareholders:
You are cordially invited to attend the UNS Energy Corporation ("UNS Energy") 2014 Annual Shareholders’ Meeting (the “Meeting”) to be held on Friday, May 2, 2014, at our offices, 88 East Broadway Boulevard, Tucson, Arizona. The Meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive before then. No admission tickets will be required for attendance at the Meeting.
A special meeting of shareholders of UNS Energy has been called to vote on the proposed merger of UNS Energy with FortisUS Inc., an indirect, wholly-owned subsidiary of Fortis Inc. The special meeting is scheduled to be held on March 26, 2014. If the merger is completed, you will be entitled to receive $60.25 in cash, without interest, for each share of our common stock that you own at the time of the completion of the merger, and UNS Energy will continue as a wholly-owned subsidiary of Fortis Inc. Subject to the receipt of shareholder and required regulatory approvals and the satisfaction of the other conditions provided in the merger agreement, we expect the merger to close by the end of 2014.
Even though the merger is pending, it is still appropriate for UNS Energy to hold an annual meeting of shareholders in 2014. If the merger is completed in 2014, the Meeting will be the final annual meeting with our public shareholders.
Directors and executive officers will be available before and after the Meeting to speak with you. During the Meeting, we will answer your questions regarding our business affairs, and we will consider the matters proposed in the enclosed Proxy Statement.
We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the Meeting. You may also vote by telephone or the internet, as explained on the enclosed proxy card. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.
Please note that, pursuant to the New York Stock Exchange rules, brokers are not permitted to vote your shares on the election of directors or the proposal to approve executive compensation if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Your interest in and continued support of UNS Energy are much appreciated.
Sincerely,
UNS ENERGY CORPORATION

Paul J. Bonavia
Board Chair and
Chief Executive Officer

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To the Holders of Common Stock of
UNS Energy Corporation:
We will hold the 2014 Annual Shareholders’ Meeting of UNS Energy at our offices, 88 East Broadway Boulevard, Tucson, Arizona, on Friday, May 2, 2014, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:
1.elect 11 directors to UNS Energy’s Board of Directors for the ensuing year;
2.ratify the selection of the Independent Registered Public Accounting Firm for 2014;
3.hold an advisory vote to approve executive compensation; and
4.consider any other matters that properly come before the Meeting.

Only shareholders of record at the close of business on March 10, 2014, are entitled to vote at the Meeting.
Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the ‘‘Notice’’). The Notice will tell you how to access and review the proxy materials. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included in the Notice. The Notice is first being sent to shareholders on or about March 21, 2014. The Proxy Statement and other materials relating to the Annual Meeting are first being made available to shareholders on or about March 21, 2014.

Linda H. Kennedy
Corporate Secretary
Dated: March 21, 2014
YOUR VOTE IS IMPORTANT
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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UNS ENERGY CORPORATION
88 E. Broadway Boulevard
Tucson, Arizona 85701
ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT
ANNUAL MEETING:
May 2, 2014
10:00 a.m., MST
UNS Energy Corporation
88 E. Broadway Boulevard
Tucson, AZ 85701
RECORD DATE:
The record date is March 10, 2014 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2014 Annual Shareholders’ Meeting (“Meeting”) of UNS Energy Corporation (“UNS Energy,” as well as references to the “Company,” “we,” “our” and “us”). At the close of business on the Record Date, UNS Energy had 41,701,718 shares of common stock outstanding.
AGENDA:

1.	Proposal One: Elect 11 directors to UNS Energy’s Board of Directors (“Board”) for the ensuing year.

2.	Proposal Two: Ratify the selection of the Independent Registered Public Accounting Firm for 2014.

3.	Proposal Three: Advisory vote to approve executive compensation.

We will also consider any other matters that properly come before the Meeting and any adjournments.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
Representatives of PricewaterhouseCoopers, LLP, are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from the Company's shareholders.
PROXIES:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), UNS Energy is furnishing proxy materials to its shareholders on the internet. The Notice of Internet Availability of Proxy Materials you received by mail will instruct you on how you may access and review all of the important information contained in the proxy materials. If you would like to receive a printed copy of the Company’s proxy materials, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 21, 2014. The proxy statement and the form of proxy relating to the Meeting are first being made available to shareholders on or about March 21, 2014.
PROXIES SOLICITED BY:
The Board.
REVOKING YOUR PROXY:
You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 1 under “Voting Procedures/Revoking Your Proxy.”

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COMMENTS:
Your comments about any aspects of UNS Energy’s business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help the Company to measure your satisfaction, and UNS Energy may benefit from your suggestions.
PLEASE VOTE – YOUR VOTE IS IMPORTANT
Prompt return of your proxy will help reduce the costs of re-solicitation.

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* UNS Energy expects to vote on these items at the Meeting.

VOTING PROCEDURES/REVOKING YOUR PROXY
You can vote by telephone, internet, mail or in person.
You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the Meeting, you may vote in one of three ways:

1.	Vote by internet. The website address for internet voting is on your Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day;

2.	Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or

3.
Vote by mail. If you have requested and received a copy of UNS Energy’s proxy materials, mark, date, sign and mail promptly a proxy card. A postage-paid envelope will be provided for mailing in the United States.

If you vote by telephone or internet, DO NOT mail a proxy card.
Under Arizona law, a majority of the shares entitled to vote on any single matter that may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. If a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast in favor of the matter exceed the votes cast against the matter.
If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters considered routine, even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on routine matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Please note that under the New York Stock Exchange rules an uncontested election of directors and matters concerning executive compensation are not considered routine matters. This means that brokers are not permitted to vote your shares on the election of directors or the proposal to approve executive compensation if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Directors are elected by a plurality of votes.
Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes and broker non-votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote for directors.
You may cumulate your votes for directors.
In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.
You can revoke your proxy after sending it in by following these procedures.
Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UNS Energy in writing directed to the Corporate Secretary, UNS Energy Corporation, 88 E. Broadway Boulevard, HQE901, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.
The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein and “For” each of the Proposals Two and Three.

Proxy Solicitation
The Company will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. In addition, the Company may make additional solicitation of brokers, banks, nominees and institutional investors pursuant to a special engagement of DF King & Co. at a cost of approximately $11,000, plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. UNS Energy’s employees may solicit proxies, but they will not receive additional compensation for such services. UNS Energy will request brokers or other persons holding shares in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such shares or request authority for the execution of the proxies. The Company will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of UNS Energy’s shares.

UNS ENERGY SHARE OWNERSHIP
Security Ownership of Management
The following table sets forth the number and percentage of shares of UNS Energy common stock beneficially owned as of March 3, 2014, and the nature of such ownership by each of the Company’s directors, Chief Executive Officer (“CEO” or “Mr. Bonavia”), Chief Financial Officer (“CFO” or “Mr. Larson”), the three other most highly compensated executive officers, and the former Senior Vice President, Operations (together, the “Named Executives”) as of March 3, 2014, and all directors and executive officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

Name and Title of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)					Other (2)
	Directly Owned Shares	Shares Purchased Under the 401(k) Plan	Shares Subject to Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class	Restricted Stock Units	Deferred Shares Under Deferred Compensation Plan	Total
Paul J. Bonavia Board Chair and Chief Executive Officer	61,343	—	59,940	121,283	*	—	780	122,063
Lawrence J. Aldrich Director	1,599	—	—	1,599	*	14,669	—	16,268
Barbara M. Baumann Director	2,000	—	—	2,000	*	12,943	14,177	29,120
Larry W. Bickle Director	10,195	—	—	10,195	*	13,519	—	23,714
Robert A. Elliott Director	4,068	—	—	4,068	*	13,312	—	17,380
Daniel W. L. Fessler Director	2,511	—	—	2,511	*	19,222	—	21,733
Louise L. Francesconi Director	3,000	—	—	3,000	*	8,130	—	11,130
Ramiro G. Peru Director	4,000	—	—	4,000	*	10,091	—	14,091
Gregory A. Pivirotto Director	8,500	—	—	8,500	*	10,091	—	18,591
Joaquin Ruiz Director	300	—	—	300	*	12,943	—	13,243
David G. Hutchens Director, President and Chief Operating Officer	7,529	8,341	27,330	43,200	*	—	—	43,200
Kevin P. Larson Senior Vice President, Chief Financial Officer and Treasurer	50,520	3,228	100,420	154,168	*	—	2,225	156,393
Philip J. Dion Senior Vice President, Public Policy and Customer Solutions	4,282	1,137	4,240	9,659	*	—	—	9,659
Karen G. Kissinger Vice President, Chief Compliance Officer	63,922	—	54,900	118,822	*	—	2,457	121,279
Michael J. DeConcini Former Senior Vice President, Operations (3)	38,003	—	—	38,003	*	—	1,164	39,167
All directors and executive officers (including the Named Executives) as a group	277,359	29,247	267,040	573,646	1.4%	114,920	20,888	709,454

* Represents less than 1% of the outstanding common stock of UNS Energy.

(1)Amounts include the following:

•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or executive officer. Except as otherwise indicated below, the directors and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UNS Energy’s stock plan administrator.

•	Equivalent share amounts allocated to the individuals’ 401(k) Plan, which has a UNS Energy Stock Fund investment option.

(2)While amounts in the “Other” column do not represent a right of the holder to receive stock within 60 days, those interests are also disclosed because management believes they accomplish similar objectives in that they also 1) encourage directors and executive officers to have a stake in the Company, and 2) align interests of directors and executive officers with those of shareholders. Under UNS Energy’s non-employee director compensation program, non-employee directors receive an annual grant of restricted stock units that have an underlying value equal to one share of UNS Energy common stock per unit. The value of the restricted stock units fluctuates based on changes in the Company’s stock price. All restricted stock unit grants to directors vest at the earlier of the next annual meeting following the grant date or the first anniversary of grant. The vested restricted stock units are distributed in actual shares of Company stock in January following termination of Board service. Similarly, the value of deferred stock units fluctuates based on changes in the Company’s stock price. Under the terms of the deferred compensation plan, distributions of deferred shares will be made in cash, unless the participant elects to receive the deferred shares in Company stock on dates selected by the director or the executive officer following termination of service. In UNS Energy’s view, vested restricted stock units and deferred stock units are tantamount to actual stock ownership because the non-employee director and executive officer (in the case of deferred stock units) bear the risk of ownership during the restricted and deferral periods.

(3)Mr. DeConcini left the employ of the Company and its subsidiaries on September 30, 2013.

Security Ownership of Certain Beneficial Owners
The following table shows the amount of UNS Energy common stock owned by those persons who beneficially own more than 5% of Company common stock based on reports filed by such persons with the SEC as of March 1, 2014. UNS Energy makes no representation as to the accuracy or completeness of the information. These are the only persons known to UNS Energy to be the beneficial owners of more than 5% of UNS Energy common stock as of March 1, 2014:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Black Rock, Inc. 40 East 52nd Street New York, NY 10022	6,638,409 (1)	16.0%
Common	FMR LLC 245 Summer Street Boston, MA 02210	3,707,686 (2)	8.9%
Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,702,750 (3)	6.5%

(1)In a statement (Schedule 13G) filed with the SEC on January 10, 2014, Black Rock, Inc., indicated that it has sole voting power over 6,507,236 shares of UNS Energy common stock and sole dispositive power over 6,638,409 shares of UNS Energy common stock.

(2)In a statement (Schedule 13G) filed with the SEC on February 14, 2014, FMR LLC indicated that it has sole voting power over 2,627,870 shares of UNS Energy common stock and sole dispositive power over 3,707,686 shares of UNS Energy common stock.

(3)In a statement (Schedule 13G) filed with the SEC on February 12, 2014, The Vanguard Group, Inc., indicated that it has sole voting power over 67,174 shares of UNS Energy common stock, sole dispositive power over 2,643,576 shares of UNS Energy common stock and shared dispositive power over 59,174 shares of UNS Energy common stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require the Company’s executive officers, directors and persons who beneficially own more than 10% of UNS Energy common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish the Company with copies of all reports they file pursuant to Section 16(a).
A Form 4 reporting the sale of shares of stock on March 5, 2013, by Thomas A. McKenna, the Company's Vice President of Energy Delivery, was filed late.
PROPOSAL ONE: ELECTION OF DIRECTORS
General Information
At the Meeting, UNS Energy’s shareholders of record will elect 11 directors to serve on the Board for the ensuing year and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. The shares represented by executed proxies in the form provided, unless withheld, will be voted for the 11 nominees listed below or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable to serve for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.
BOARD NOMINEES
Directors – UNS Energy

Name	Age	Board Committee*	Director Since
Paul J. Bonavia	62	None	2009
Lawrence J. Aldrich	61	1,2,3	2000
Barbara M. Baumann	58	1,2,4	2005
Larry W. Bickle	68	4,5	1998
Robert A. Elliott	58	1,2,3,4,5	2003
Daniel W.L. Fessler	72	2,3	2005
Louise L. Francesconi	61	1,2,3	2008
David G. Hutchens	48	None	2013
Ramiro G. Peru	58	1,4,5	2008
Gregory A. Pivirotto	61	1,2,4	2008
Joaquin Ruiz	61	3,5	2005

* Board Committees:

(1)	Audit

(2)	Compensation

(3)	Corporate Governance and Nominating

(4)	Finance

(5)	Environmental, Safety and Security

Paul J. Bonavia
Board Chair and Chief Executive Officer of UNS Energy Corporation (UNS), Tucson Electric Power Company (TEP), and UniSource Energy Services, Inc. (UES) since January 1, 2009; President of UNS, TEP and UES from January 2009 to December 2011; Chief Executive Officer of Millennium Energy Holdings, Inc. (Millennium) since January 1, 2009. TEP, UES and Millennium are wholly-owned subsidiaries of UNS. Prior to joining the Company, Mr. Bonavia served as President of the Utilities Group of Xcel Energy. Mr Bonavia previously served as President of Xcel Energy's Commercial Enterprises business unit and President of the company's Energy Markets unit.

Mr. Bonavia’s extensive experience in both the electric and gas utility businesses and his position as Chief Executive Officer of the Company provide him with intimate knowledge of the Company’s operations and contribute to the diverse knowledge, skills and qualifications of the Board.

Lawrence J. Aldrich
Chairman and Executive Director, Arizona Business Coalition on Health, since October 2011; President and Chief Executive Officer of University Physicians Healthcare (UPH), a healthcare organization, from 2009 to 2010; Senior Vice President/Corporate Operations and General Counsel for UPH from 2007 to 2008; President of Aldrich Capital Company, an acquisition, management and consulting firm, since January 2007; Chief Operating Officer of The Critical Path Institute, a non-profit medical research company focusing in drug development, from 2005 to 2007.

Mr. Aldrich’s extensive experience in the areas of public relations/advertising, finance, legal, human resources, marketing, engineering, operations, government/regulatory, information technology, insurance/health care, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

Barbara M. Baumann
President and Owner of Cross Creek Energy Corporation, a management consultant and investor company for oil and gas, since 2003; Director of SM Energy Company (formerly St. Mary Land & Exploration), an oil and gas production company, from 2002 to 2014; Member of the Board of Trustees of The Putnam Funds since 2010; Director of Cody Resources, a privately held energy, ranching and commercial real estate company, since 2010. Director of Devon Energy Corporation, an oil and gas production company, since 2014.

Ms. Baumann’s extensive experience in the areas of accounting, finance, legal, human resources, engineering, operations, audit, government/regulatory, corporate tax, information technology, insurance/healthcare and gas operations contributes to the diverse knowledge, skills and qualifications of the Board.

Larry W. Bickle
Director of SM Energy Company (formerly St. Mary Land & Exploration), an oil and gas production company, since 1994; Retired private equity investor since 2007; Managing Director of Haddington Ventures, LLC, a private equity fund, from 1997 to 2007; Non-executive Chairman of Quantum Natural Gas Storage, LLC, a natural gas storage company, since 2008; Co-founder, Chairman and CEO of TPC Corp (NYSE: TPC), a natural gas company, until sold to PacifiCorp in 1997.

Mr. Bickle’s specific expertise in finance, engineering, operations, and fuel supply issues combined with his 40+ years of general business experience contributes to the diverse knowledge, skills and qualifications of the Board.

Robert A. Elliott
President and owner of Elliott Accounting, an accounting, tax, management and investment advisory services firm, since 1983; Vice Chairman of AAA of Arizona, a regional automotive and travel club, since 2012 and Director since 2007; Director and Corporate Secretary of Southern Arizona Community Bank, a banking institution, from 1998 to 2010; Television Analyst/Pre-game Show Co-host for Fox Sports Arizona from 1998 to 2009; Chairman of the Board of the Tucson Airport Authority, an airport operator/manager, from January 2006 to January 2007; President and Chairman of the Board of the National Basketball Retired Players Association from 2011 to 2013; Director of University of Arizona Foundation, a philanthropic organization, since 2011.

Mr. Elliott’s extensive experience in the areas of accounting, audit, banking and corporate tax, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

Daniel W.L. Fessler
President of the California Public Utility Commission, a public utility regulatory agency, from 1991 to 1996; Professor Emeritus of the University of California, an educational institution, since 1994; Of Counsel for the law firm of Holland & Knight from 2003 to 2007; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae LLP from 1997 to 2003; previously served on the UNS Energy and TEP boards of directors from 1998 to 2003; Managing Principal of Clear Energy Solutions, LLC, a company that advocates coal-to-synthetic fuels, since December 2004.

Mr. Fessler’s experience as a former member of the California Public Utility Commission and in the areas of public relations/advertising, legal, marketing and government/regulatory contribute to the diverse knowledge, skills and qualifications of the Board.

Louise L. Francesconi
President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008; Director of Stryker Corporation, a medical technology company, since July 2006; Chairman of the Board of Trustees for TMC Healthcare, a hospital, since 1999; Director of Global Solar Energy, Inc., a manufacturer of solar panels and other solar-related products, from 2008 to 2011.

Ms. Francesconi’s extensive experience in the areas of accounting, public relations/advertising, finance, legal, human resources/benefits, marketing, engineering, operations, audit, government/regulatory, information technology and insurance/healthcare, and her significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

David G. Hutchens
President and Chief Operating Officer of UNS Energy Corporation (UNS), Tucson Electric Power Company (TEP), and UniSource Energy Services (UES) since 2013; President of UNS, TEP, and UES from 2011 to 2013; Executive Vice President of UNS, TEP, and UES in 2011; Vice President of UNS, TEP, and UES from 2007-2011. TEP and UES are wholly-owned subsidiaries of UNS.

Mr. Hutchens's extensive experience in the electric and gas utility business and his position as President and Chief Operating Officer provide him with intimate knowledge of the Company's operations and contribute to the diverse knowledge, skills and qualifications of the Board.

Ramiro G. Peru
Executive Vice President and Chief Financial Officer of Swift Corporation, a trucking company, from June 2007 to December 2007; Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation, a mining corporation, from 2004 to 2007; Senior Vice President and Chief Financial Officer of Phelps Dodge Corporation from 1999 to 2004; Director of WellPoint, Inc., a health benefits company, since 2004.

Mr. Peru’s extensive experience in the areas of accounting, corporate communications, finance, legal, human resource/benefits, audit, government/regulatory, corporate tax, information technology, insurance/health care and environmental contributes to the diverse knowledge, skills and qualifications of the Board.

Gregory A. Pivirotto
Adjunct Professor at the University of Arizona College of Law since 2013; President, Chief Executive Officer and Director of University Medical Center Corporation, in Tucson, from 1994 to 2010; certified public accountant since 1978; Director of Arizona Hospital & Healthcare Association, a trade association providing advocacy, education and service to hospitals and other healthcare organizations, from 1997 to 2005; Director of Tucson Airport Authority, an airport operator/manager, from 2008 to January 2014; Member of the Advisory Board of Harris Bank from 2010 to 2013; Director of the Arizona Donor Network Association from 1993 to 2006 and since 2012.

Mr. Pivirotto’s extensive experience in the areas of accounting, public relations/advertising, finance, legal, human resources/benefits, marketing, operations, audit, government/regulatory, banking, corporate tax, information technology and insurance/healthcare, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

Joaquin Ruiz
Professor of Geosciences, University of Arizona, an educational institution, since 1983; Dean, College of Science, University of Arizona, since 2000; Executive Dean of the University of Arizona College of Letters, Arts and Science since 2009 and Vice President for Strategy and Innovation since 2012.

Mr. Ruiz’s extensive experience in the areas of renewables and environmental, public relations/advertising, human resources/benefits, operations, government/regulatory, information technology, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

The Board recommends that you vote “FOR” these nominees.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers, LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year 2014, and the Board is asking the shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s Independent Registered Public Accounting Firm, the Board considers the selection of the Independent Registered Public Accounting Firm to be an important matter of shareholder concern and, as a matter of good corporate practice, is therefore submitting the selection of PwC for ratification by shareholders.
Under Arizona law, if a quorum of shareholders is present at the Meeting, the ratification of the selection of PwC as Independent Registered Public Accounting Firm for 2014 will require that the votes cast in favor of its ratification exceed the votes cast against its ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote for Independent Registered Public Accounting Firm.
The Board recommends that you vote “FOR” the ratification of the selection of the
Independent Registered Public Accounting Firm.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended, requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of its Named Executives as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in detail under the heading “Compensation Discussion and Analysis,” the Company seeks to closely align the interests of its Named Executives with the interests of the Company’s stakeholders. UNS Energy's officer compensation program is designed to link compensation to financial, operational and strategic business outcomes, while at the same time balancing risk and reward in the context of Company business strategies.
The vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the compensation of the Company's Named Executives, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee.
Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Shareholders’ Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executives as disclosed in the Company’s Proxy Statement for the 2014 Annual Shareholders’ Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”
Under Arizona law, if a quorum of shareholders is present at the Meeting, the resolution to approve the compensation of the Company's Named Executives will be adopted if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote to approve the compensation of the Company's Named Executives.
The Company currently intends to provide its shareholders with the opportunity to vote to approve the compensation of its Named Executives on an annual basis. The next such shareholder advisory vote will occur at the 2015 annual meeting of shareholders.
The Board recommends that you vote “FOR” the approval of the compensation of the Company's Named Executives, as disclosed in this proxy statement.

MINIMIZING COMPENSATION RISK
The Compensation Committee engages in a thorough compensation risk assessment process, which was conducted by Frederic W. Cook & Co., Inc., an independent executive compensation consultant retained by the Committee in conjunction with management, in order to review UNS Energy’s compensation policies and practices to determine whether any risks could have a material adverse impact on the Company. On the basis of that review, the Committee has determined that UNS Energy’s compensation policies and practices do not create any risks that are reasonably likely to have a material adverse impact on the Company.
The Company compensation program includes the following features, which help reduce the likelihood of behaviors that could create material risk for UNS Energy:

•	Appropriate pay philosophy, peer group and market positioning to support business objectives

•	Effective balance of:

•	Cash and equity

•	Short- and longer-term performance

•	Performance objectives with a reasonable probability of achievement

•	Use of multiple performance metrics in the annual and longer-term incentive programs

•	Focus on profitability, operational efficiency, and other non-financial metrics, as well as absolute and relative stock price appreciation

•	Ability for the Compensation Committee to use its discretion to reduce amounts earned based on its subjective evaluation of quality of earnings, individual performance, etc.

•	Meaningful risk mitigators, including stock ownership guidelines, claw-back provisions, anti-hedging/pledging policies and independent Compensation Committee oversight
The Compensation Committee believes that these features adequately and appropriately deter behaviors that could create material risk for the Company.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of UNS Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UNS Energy specifically cautions investors not to apply these statements to other contexts.
This Compensation Discussion and Analysis describes the Company’s overall executive compensation policies and practices and specifically analyzes the total compensation for the following executive officers, referred to as the Named Executives:

•	Paul J. Bonavia, Chief Executive Officer;

•	David G. Hutchens, President and Chief Operating Officer;

•	Kevin P. Larson, Senior Vice President, Chief Financial Officer and Treasurer;

•	Philip J. Dion, Senior Vice President, Public Policy and Customer Solutions;

•	Karen G. Kissinger, Vice President, and Chief Compliance Officer; and

•	Michael J. DeConcini, former Senior Vice President, Operations.*

*Mr. DeConcini left the employ of the Company and its subsidiaries on September 30, 2013.
EXECUTIVE SUMMARY
UNS Energy’s mission is to deliver safe, reliable service and value to customers and shareholders alike. The Company’s strategy includes enhancing shareholder value, maintaining customer satisfaction, expanding its role in the community, meeting environmental challenges and providing for its employees’ development and well-being.
UNS Energy is a holding company that has no significant operations of its own. Operations are conducted by UNS Energy’s subsidiaries. The Company conducts business in three primary business segments — Tucson Electric Power Company (“TEP”), UNS Gas, Inc. (“UNS Gas”), and UNS Electric, Inc. (“UNS Electric”). TEP, an electric utility, has provided electric service to the community of Tucson, Arizona, for more than 100 years. UNS Gas and UNS Electric provide natural gas and electric service in northern and southern Arizona.
The Company’s executive officer compensation policies and decisions have the following objectives:

1.	Attracting, motivating and retaining highly-skilled executives;

2.
Linking the payment of compensation to the achievement of critical short- and long-term financial and strategic objectives; creation of shareholder value; providing safe, reliable and economically available electric and gas service; and aligning performance objectives of management with those of its other employees by using similar performance measures for both groups;

3.
Balancing risk and reward to align the interests of management with those of the Company’s stakeholders and encouraging management to think and act like owners, taking into account the interests of the public that the Company serves;

4.	Maximizing the financial efficiency of the compensation program to avoid unnecessary tax, accounting and cash flow costs; and

5.	Encouraging management to achieve outstanding results through appropriate means by delivering compensation in a manner consistent with established and emerging corporate governance “best practices.”
In early 2013, the results of the advisory vote on executive compensation by UNS Energy’s shareholders indicated a very high level of support for the Company’s 2012 officer compensation program, with 98.6% of shareholders supporting the proposal. To ensure that the 2013 officer compensation program continues to align with the Company’s business and human resources objectives, the Company continued to deliver the majority of its long-term incentive awards in performance shares with vesting tied to achievement of multi-year performance goals and introduced time-based restricted stock awards as a new long-term grant type to enhance the retention power of the overall compensation program, and support succession planning initiatives.

2013 Company Performance
In 2013, the Company produced year-end earnings that exceeded performance goals and achieved most short-term business goals in areas affecting financials, customers, process, and the TEP rate case.
The Arizona Corporation Commission approved new retail electric rates for TEP effective July 1, 2013. The Commission's approval of new rates and new tracking mechanisms combined with the streamlined process in this case contributed to the Company's performance in net income.
The Company continues to focus on operational efficiency, meeting its reliability goals for electric and gas distribution, and exceeding its goals for operational excellence and innovation. Opportunities to improve exist as well, as the Company did not meet operations and maintenance ("O&M") target due to a number of one-time expenditures and accelerating generation outage work that was originally planned for 2014. Additionally, the Company fell short of its safety target goal.
The Company also made significant progress toward numerous long-term goals in 2013, including continued focus on process improvement, a customer-service culture, cost containment, and continuing to diversify its generation fleet.
The Company’s Total Shareholder Return (“TSR”) over the past three years (2011 – 2013) ranked in the 90th percentile relative to the Edison Electric Institute (“EEI”) Index, reflecting strong company performance and the premium value recognized by the upcoming merger.
Pay for Performance – Linking 2013 Performance to Compensation
The Company’s executive officer compensation program includes both short- and long-term incentive compensation components, the majority of which is performance-based. This ensures a tight link between executive pay and Company performance. These incentive compensation components are described in greater detail below.
Short-term Incentive Compensation (Performance Enhancement Plan, or PEP) Cash Award
Cash awards under the Performance Enhancement Plan (“PEP”) link a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance. This program utilizes a “balanced scorecard” approach with performance measures tied to three areas: investors, customers, and process. For 2013, the PEP financial goals were net income, O&M cost containment and identifying incremental value.
2013 Changes to the Company’s PEP
Each year, the Company reviews the PEP goals and modifies them, as appropriate, to align UNS Energy’s employees’ performance with the following objectives: enhancing shareholder value, maintaining customer satisfaction, expanding the Company’s role in the community, and providing for UNS Energy’s employees’ development. Goals for 2013 were designed to reflect the Company's strategic priorities and drive continuous improvement over the previous year’s performance.
2013 PEP performance
Overall, the Company achieved a total weighted performance for all 2013 PEP goals of 101.25% of target, as summarized below.

Goal	Weighting of Goal (A)	Performance Achieved (B)	Payout Percentage (A x B)
Net Income	35%	150%	52.5%
Rate Case	10%	125%	12.5%
O&M Cost Containment	12.5%	0%	0.0%
Customer	25%	85%	21.25%
OSHA	7.5%	0%	0.0%
Process Improvement	10%	150%	15.0%
	100%		101.25%
Long-term incentive compensation (equity awards)
UNS Energy believes that performance-based equity awards hold executive officers accountable for the long-term impact of their actions, which in turn aligns the interest of those executive officers with the interest of the Company's shareholders. For 2013, two-thirds of executive officer long-term incentive awards were delivered in performance shares with vesting tied to achievement of the three-year cumulative net income goal and the Company’s 3-year TSR relative to the companies comprising the EEI Index. Cumulative net income focuses participants on profitability, which will be strongly influenced by the success of cost control initiatives during the three-year performance period. TSR measures the success of the execution of the Company’s operating and strategic plans, as reflected in shareholder value and measured by changes in the Company’s market capitalization and dividends paid to shareholders on a relative basis. The remaining one-third of executive officer long-term incentive awards were delivered in restricted stock units that cliff vest on the third anniversary of grant to support the Company's retention objective, as well as succession planning activities.
2011-2013 performance shares
Performance shares granted in 2011 with a three-year performance period (2011-2013) had 50% of the shares tied to achievement of relative Total Shareholder Return (TSR) goals and 50% of the shares tied to achievement of cumulative net income goals.
At the completion of the 2011-2013 performance period, executives vested in 103.9% of the target shares, reflecting above target relative TSR performance and below target cumulative net income.
Executives vested in 150% of the target number of shares linked to the Company’s relative TSR goal, which was at the 90th percentile relative to the EEI Index and above the outstanding level. Executives vested in 57.8% of the target number of shares based on the Company’s cumulative net income goal of $334.6 million, which was between threshold and target levels. Restricted stock units were included in the 2013 long term incentive grant.
Best Practices
The Named Executive compensation program is designed to reflect current “best practices” and discourage behaviors that could create material risk for UNS Energy. The following examples illustrate those “best practices”:

•	stock ownership guidelines (as explained on page 23),

•	clawback provisions for cash and equity awards (as explained on page 23),

•	prohibition on hedging and pledging of Company stock (as explained on page 24), and

•	“double trigger” equity vesting in the event of a change in control (as explained on page 36).

COMPENSATION PHILOSOPHY
Objectives of the Compensation Program
UNS Energy, with the oversight of the Compensation Committee, provides a balanced total compensation program and ensures that a significant part of executive officer compensation is performance-based. Corporate goals are designed to focus executive officers and all non-union employees on successful execution of the Company’s strategy and annual operating plan. The Company's 2013 executive officer compensation consisted primarily of the following components:

Summary of 2013 Executive Officer Compensation Program
Compensation Component	Key Features	Purpose
Base Salary
Increases considered on an annual basis to remain near the median of the Company's peer group (as described on page 16)

Intended to constitute a sufficient component of total compensation to discourage inappropriate risk-taking
Provide a fixed amount of cash compensation to the Company's Named Executives
Short-term Incentive Compensation (Performance Enhancement Program or PEP)
Incentive plans are structured identically for executive and non-executive employees and across business units/functions, uniting all non-union employees in the achievement of common goals

All incentive plans are capped at 150% of target, protecting against the possibility that executives take short-term actions not supportive of long-term objectives to maximize bonuses

Must achieve at least the threshold level of net income to receive payment above 50% of target for other performance measures; this cap limits non-financial goal payout if the financial goals are not met
Motivate and reward achieving or exceeding organization short-term performance goals, reinforcing pay-for-performance Focus entire organization on key customer, operational and financial objectives
Long-Term Incentive Compensation (LTI or equity- based compensation)
LTI is delivered solely in a combination of performance shares and restricted stock units

Ultimate value earned from the LTI program is based on both absolute and relative shareholder value and longer-term operating performance

Performance shares represent 67% of the target award with 50% of the shares earned based on achievement of cumulative net income goals and 50% of the shares earned based on achievement of relative TSR over a three-year period

RSU's represent 33% of the target awards, and cliff vest on the 3rd anniversary of grant

Opportunities for ownership and financial reward in support of the Company’s longer-term financial goals and stock price growth; also supports retention objective

Provide a link between compensation and long-term shareholder interests as reflected in changes in stock price

The Compensation Committee considers decisions regarding each component of pay in the context of each executive officer’s total compensation. For example, as discussed in the “Compensation Analysis” section on page 16, if the Compensation Committee increases an executive officer’s base salary, it also considers the resultant impact on short- and long-term performance-based incentive compensation and compares total compensation levels to competitive practice. The Compensation Committee does not directly consider the value of previous equity awards in setting current year total compensation opportunities, but does review the value of outstanding equity awards to assess the degree to which such awards support the Company’s performance motivation, retention, and shareholder alignment objectives.
Each of these components is described in more detail below and in the narrative and footnotes to the supporting tables. The following sections highlight how the above objectives are reflected in the Company’s compensation program.

Attracting, Retaining and Motivating Executives
To attract, retain and motivate highly-skilled employees, UNS Energy provides the Named Executives with compensation packages that are competitive with those offered by other electric and gas utility companies of comparable size and complexity and/or electric and gas utility companies thought to be competitors for executives.
The Compensation Committee generally targets total direct compensation for the Named Executives to be, on average, at the median of selected comparable companies identified below under the “Compensation Analysis” section. Under this approach, newly promoted executives and those new to their role may be placed below the median to reflect their limited experience and evolving skill set. Similarly, executives with longer tenure and therefore an above-market skill set, or those executives who are sustained high performers over time and are most critical to the Company’s long-term success, may be placed above the median. The Company believes that this strategy enables it to successfully hire, motivate and retain talented executives while ensuring a reasonable overall compensation cost structure relative to its peers.
In addition to providing competitive direct compensation opportunities, the Company also provides certain indirect compensation and benefits programs that are intended to assist in attracting and retaining high quality executives. These programs include pension and retirement programs and are described in more detail below and in the narratives that accompany the tables that follow this Compensation Discussion and Analysis section.
Linking Compensation to Performance
UNS Energy’s compensation program seeks to link the actual compensation earned by the Named Executives to their performance and that of the Company. UNS Energy achieves this goal primarily through two elements of executive compensation: (i) short-term cash awards and (ii) equity-based compensation. To ensure that the executive officers are held accountable for achieving the Company’s financial, operational and strategic objectives and for creating shareholder value, the Company believes that the percentage of pay at risk should increase with the level of responsibility within the Company. The target amounts of performance-based pay programs (i.e., cash incentive and equity-based compensation) comprise approximately 50% to 70% of the total direct compensation opportunity for the Named Executives. Of the performance-based compensation, approximately 30-50% is short-term and 50-70% is long-term. Placing a greater emphasis on long-term performance-based compensation encourages executive officers to focus on the long-term impact of their actions. Non-variable compensation, such as benefits and perquisites, is de-emphasized in the total compensation program to reinforce the linkage between compensation and performance.
Balancing Risk and Reward to Align the Interests of the Company’s Named Executives with Stakeholders
UNS Energy’s compensation program also seeks to align the interests of the Named Executives with those of the Company’s key stakeholders, including shareholders, customers, the community and employees. The Company uses the short-term incentive compensation component to focus the Named Executives on the importance of providing safe and reliable customer service, creating a safe work environment for employees and improving financial performance by linking their short-term cash incentive compensation to achievement of these objectives. The Company primarily relies on the equity compensation element of its compensation package to align the interests of the Named Executives with those of shareholders. UNS Energy’s compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with shareholder value. UNS Energy believes that equity-based compensation, together with the three-year vesting of stock-based awards and the stock ownership guidelines, result in compensation programs that do not encourage excessive risk-taking by management relating to the Company’s business and operations, and increase executive officer accountability in the performance of the Company. In addition, the Compensation Committee has the ability to reduce short-term incentive compensation award payouts, in its sole discretion, based upon factors other than Company performance measures. In considering the design alternatives, the Compensation Committee continually evaluates the potential for unintended consequences of its compensation program.
Maximizing the Financial Efficiency of the Program
In structuring the total compensation package for the Named Executives, the Compensation Committee evaluates the accounting cost, cash flow implications and tax deductibility of compensation to mitigate financial inefficiencies to the greatest extent possible. For instance, as part of this process, the Compensation Committee evaluates whether compensation costs are fixed or variable and places a heavier weighting on variable pay elements to calibrate expense with the achievement of operating performance objectives and delivery of value to shareholders. In addition, the Compensation Committee takes into account the objective of having the incentive-based compensation components qualify for tax deductibility under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Code”). See discussion under “Impact of Regulatory Requirements” on page 25.

Adhering to Corporate Governance “Best Practices”
The Compensation Committee continually seeks to evaluate the executive officer compensation program in light of corporate governance “best practices.” For example, the Compensation Committee has established formal stock ownership guidelines that encourage each Named Executive to accumulate and hold a meaningful amount of Company stock. The short-term and long-term incentive compensation programs include a clawback provision, and the Change in Control Agreements do not contain an excise tax gross-up provision, all of which are discussed in more detail below.
The Compensation Committee also reviews tally sheets and wealth accumulation analyses, which are designed to assist the Compensation Committee in evaluating the reasonableness of the compensation provided to Named Executives. Based on this review, the Compensation Committee concluded that the current program design supports the Company’s objectives and that no changes were warranted to the program, other than the addition of restricted stock units to support retention objectives.
Compensation Analysis
To provide a foundation for the executive officer compensation program, UNS Energy periodically benchmarks its Named Executives’ compensation levels and practices against a peer group of companies intended to represent the Company’s competitors for business and talent. The peer group, which is reviewed periodically and approved by the Compensation Committee, includes the 12 utility companies named below that are comparable to UNS Energy in size, as measured by annual revenues and market capitalization (the “Peer Group”). As of November 2013, the date when the most recent benchmarking analysis was performed, UNS Energy’s revenues and number of employees approximate the median of the Peer Group; total assets and market capitalization are between the 25th percentile and the median; net income is below the 25th percentile.
Frederic W. Cook & Co., Inc., the independent consultant retained by the Compensation Committee, supplements the benchmark information annually with information relating to general market trends, changes in regulatory requirements related to executive officer compensation and emerging “best practices” in corporate governance. See discussion relating to compensation under “Compensation Consultant” on page 43.
2013 Peer Group

ALLETE, Inc.	NorthWestern Corp.
Avista Corp.	NV Energy, Inc.
Cleco Corp.	PNM Resources Inc.
El Paso Electric Co.	Portland General Electric Co.
Great Plains Energy, Inc.	UIL Holdings Corp.
IDACORP Inc.	Westar Energy Inc.
In December 2012, the Company made changes to its Peer Group to take effect in 2013. Frederic W. Cook & Co., Inc. performed an analysis using relevant selection criteria, including total revenue, total assets, market cap, enterprise value, total employees, and industry. The analysis showed that the 2012 Peer Group continued to be reasonable, but it also highlighted peers that would further align the Company's Peer Group with its business model and size. As a result, the Company changed its Peer Group, adding ALLETE, El Paso Electric, Great Plains Energy, and NV Energy and removing Pinnacle West Capital, Northwest Natural Gas, Piedmont Natural Gas, Southwest Gas, and South Jersey Industries.
ELEMENTS OF COMPENSATION
Base Salary
The Company uses base salary to provide each Named Executive a set amount of money during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in the best interests of the Company. The Company believes that competitive base salaries are necessary to attract and retain executive talent critical to achieving its business goals. In general, Named Executives’ base salaries are targeted to the median of the Peer Group described above. However, individual salaries can and do vary from the Peer Group median data based on such factors as (i) the competitive environment for Named Executives, and (ii) incumbent responsibilities, experience, skills and performance relative to similarly situated executive officers within the Company. Currently, all of the Named Executives’ salaries are within 10 percent of their comparable Peer Group median.
Increases to Named Executives’ base salaries are considered annually by the Compensation Committee. In approving base pay increases for Named Executives other than the CEO, the Compensation Committee also considers recommendations made by the CEO.

In February 2013, the Compensation Committee approved 2% base salary increases for the Named Executives, which were consistent with salary increases as a percent of salary for other non-union Company employees. In August of 2013, David Hutchens received an 11% base salary increase in consideration of his additional responsibilities after being named Chief Operating Officer in addition to his other duties as President of the Company, and Phil Dion received a 32% salary increase in consideration of his promotion to Senior Vice President of Public Policy & Customer Solutions. Base salary as a percentage of total compensation for the Named Executives ranges from approximately 30-50%. Additional information is provided in the Summary Compensation Table on page 27.
Short-Term Incentive Compensation (Cash Awards)
UNS Energy’s short-term incentive compensation consists of cash awards under the Performance Enhancement Plan (“PEP”), which links a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance.
Each year, before the end of the first quarter, the Compensation Committee establishes performance objectives that must be met in whole or in part before the Company pays PEP awards. The key performance objectives are tailored to drive behavior that supports the Company’s strategy of delivering safe, reliable service and value to customers and a fair return to shareholders over time. The Compensation Committee generally attempts to align the target opportunity for each Named Executive, stated as a percentage of base salary, with the median rate for equivalent positions at the Peer Group companies. In 2013, the target incentive opportunity for the Named Executives ranged from 35% to 80% of base salary, depending upon the Named Executive’s responsibilities (i.e., the greater the responsibility, the more pay at risk). The Company's Named Executives’ target incentive opportunities as a percent of base salary are near the Peer Group median. As described more fully below, the actual amounts paid depend on the achievement of specified performance objectives and could range from 50% of the target award upon achievement of threshold performance to 145.0% of the target award upon achievement of exceptional performance. In 2013, maximum short-term incentive compensation was capped at 145.0% (rather than 150%) because two non-financial performance objectives were limited to target performance (100% payout).
Financial and Operating Performance Objectives-2013
The PEP performance targets and weighting are based on factors that are essential for the long-term success of the Company and are identical to the performance objectives used in its performance plan for other non-union employees. In 2013, the financial and operating objectives were (i) net income; (ii) incremental value, which encourages employees to look for new ways to either increase revenue or reduce expenses; (iii) O&M cost containment; and (iv) customer, process, and rate case goals, which include both quantitative and qualitative measures. The Compensation Committee selected the goals and individual weightings for the 2013 PEP to ensure an appropriate focus on profitable growth and expense control, as well as operational and customer service excellence, process improvements, and establishing new rates. This balanced scorecard approach encourages all employees to work toward common goals that are in the interests of UNS Energy’s various stakeholders.
The financial and other metrics for the Company’s 2013 Short-Term Incentive Compensation program were:

•	Financial – 52.50%

•	Net Income – 35%

•	Incremental Value – 5%

•	O&M Cost Containment – 12.50%
Customer, Process, and Rate Case – 47.50%
In developing the PEP performance targets, Company management compiles relevant data such as Company historic performance and industry benchmarks and makes recommendations to the Compensation Committee for a particular year, but the Compensation Committee ultimately determines the performance objectives that are adopted.

The 2013 financial performance objectives were:

Performance Objectives	Threshold	Target	Exceptional
Net Income	$100.7 million	$111.2 million	$121.7 million
Incremental Value	$6.0 million	$8.0 million	$12.0 million
O&M Costs	$268 million	$263 million	$258 million
The 2013 performance objectives were:

	Threshold	Target	Exceptional
Customer
Equivalent Availability Factor (“EAF”)
Generation Reliability—Annual	87.7% - 88.6%	88.7% - 89.6%	89.7% +
Generation Reliability – Summer	91.5% - 92.4%	92.5% - 93.4%	93.5% +
System Average Interruption Duration Index (“SAIDI”) Transmission/Distribution Reliability	86 - 100	65 - 85	< 65
Gas Distribution
Losses	2.01% – 2.25%	1.25% – 2.00%	< 1.25%
Leaks per Mile	.061% - .070%	.040% - .060%	< .039%
Employee Hours Volunteered	NA	40,000 Hours	NA
Capital Plan	NA	Optimize by Dec. 31	NA
Process
OSHA Rate (Employee Safety Measure)	1.90 - 2.20	1.40 - 1.89	≤ 1.40
Operational Excellence / Productivity	$250K Reduction	$500K Reduction	$1.0M Reduction
Rate Case
TEP Rate Case New Rates Implementation	Oct. 1st	Aug. 1st	Before Jul. 31st
TEP Rate Case Alignment	Energy Efficiency (EE) Resource Plan Approval	Lost Fixed Cost Revenue (LFCR) Plan Approval	Both EE & LFCR Plan Approval
Short-Term Incentive Award to the CEO
Because the CEO’s total compensation could exceed $1 million, Section 162(m) would deny the Company a tax deduction for the excess over $1 million, unless that excess compensation qualifies as “performance-based” compensation. To comply with the performance-based compensation requirements, and also allow the Compensation Committee to retain discretion to adjust the PEP award, if appropriate, the Compensation Committee used a modified approach from that described above for the Named Executives and other employees, requiring two separate steps to calculate the CEO’s short-term incentive award.
The first step involved the 2011 Omnibus Plan, which permits payment of cash awards up to $2 million. For the CEO’s short-term incentive award to qualify as performance-based compensation, Section 162(m) requires that the award be payable solely upon the attainment of performance goals. If the performance goals are achieved, Section 162(m) permits the Compensation Committee to pay the amount specified at the time of the award or to pay any lesser amount, but does not allow payment of any greater amount. For the CEO’s short-term incentive award, the Compensation Committee established, as a minimum target, the attainment of net income of at least $77.8 million for 2013, which, if achieved, would allow the Compensation Committee to pay the CEO the $2 million maximum permitted by the 2011 Omnibus Plan or any lesser amount; however, if the Company failed to achieve $77.8 million of net income, the CEO would not be entitled to any short-term incentive award payment, regardless of the achievement of other PEP performance objectives as described above. In this respect, the CEO’s performance objective differed significantly from objectives set for the awards to the other Named Executives. The CEO’s award had an absolute minimum performance level that must have been achieved before the CEO received any payment, whereas if the Company failed to achieve the minimum performance on the net income objective set under the PEP, the other Named Executives could have still received a limited payment based on the attainment of the remaining performance objectives. Solely for purposes of this first step of determining the CEO’s short-term incentive award, the Compensation Committee felt it was appropriate to set the CEO’s net income performance objective below the net income threshold used for the other Named Executives, because of the increased importance of the CEO’s net income target, the increased risk related to that target, and the desire to comply with the performance-based compensation requirement of Section 162(m).

The second step for determining the CEO’s short-term incentive award involved applying negative discretion in the form of the PEP performance objectives and methodology. Once the Company achieved the minimum performance objective established pursuant to the 2011 Omnibus Plan for the CEO to receive any payment, the amount of the CEO’s payment, including whether the CEO received the minimum, target or maximum amount as a percentage of base salary, would be determined using the same PEP performance objectives and methodology (including the same net income goal) as described above for the other Named Executives.
2013 PEP Results
Summary:
Overall, the 2013 results produced a total weighted performance for all goals of 101.25% of target performance, as summarized in Table A below. The Compensation Committee approved an overall PEP payout of 101.25% of target awards for all participants, subject to adjustment for individual performance. While individual performance is a factor in determining a PEP award, the sum total of Company awards does not exceed the total PEP funding of 101.25%. Additionally, Mr. Bonavia was eligible for a payment of his annual incentive award because the Company exceeded the minimum net income threshold of $77.8 million necessary for him to receive a payment.
Table A: Summary of 2013 PEP Results

Goal	Weighting of Goal (A)	Percentage of Target Performance Achieved (B)*	Payout Percentage (A x B)
Net Income	35%	150%	52.5%
Incremental Value	5%	150%	7.5%
O&M Cost Containment	12.5%	0%	0.0%
Customer/Process/Rate Case	47.5%	Various	41.25%
	100%		101.25%
* Additional detail provided below

Net Income Goal:
In 2013, the Company achieved $133.7 million of net income, which was above the exceptional performance level. Table B, below, reflects the net income goal, which ranged from $100.7 million (threshold) to $121.7 million (exceptional), and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the actual net income achieved for 2013. Net income must have been more than $100.7 million to produce a payout. All incentive plans are capped at 150% of target to protect against the possibility that executives take short-term actions not supportive of long-term objectives to maximize bonuses, therefore, the achievement of $133.7 million in net income resulted in a payout level of 150% of the target amount for that performance objective.
Table B: Net Income

									Final Result: $133.7* $
Range ($Millions)	$100.7	$102.8	$104.9M	$107.0	$109.1	$111.2	$113.3	$115.4	$117.5	$119.6	$121.7
Payout % of Target	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
	#					#					#
	Threshold					Target					Exceptional

* Amount calculated net of merger-related costs

Incremental Value Goal:
The Incremental Value Goal represents 5% of the target amount of the 2013 PEP award. The purpose of this goal is to continue to drive improvement of the Company’s bottom line results by encouraging employees or departments to look for new ways to either increase revenue or reduce expenses. Incremental Value is measured by any increase in incremental annual pre-tax income by implementing these profit improvements. Profitability of any individual effort is measured over a 12-month period from date improvement is expected to be implemented.
Table C, below, reflects the incremental value goal, which ranged from $6.0 million (threshold) with a payout value of 50%, to $8.0 million (target) with a payout value of 100%, to $12.0 million (exceptional) with a payout value of 150%. Incremental value must have been more than $6.0 million to produce a payout. Straight-line interpolation is not used in the calculation of results on this measure between threshold and target or target and exceptional; the payout is based on the highest level (threshold, target, or exceptional) actually achieved. Because the Company achieved better than $12.0 million ($14.1 million), a payout level of 150% (exceptional) was achieved for this performance objective.

Table C: Incremental Value

			Final Result: $14.1 $

Range ($ Millions)	$6.0	$8.0	$12.0
Percentage of Target	#	#	#
	50%	100%	150%
	Threshold	Target	Exceptional

 O&M Cost Containment Goal:
The Company achieved an O&M spending level for 2013 of $270.4 million. For this goal, lower spending represents better performance. The actual spending level was above the amount required for threshold level of performance, and therefore no amounts were paid on account of this goal. The Company experienced a number of one-time expenses and accelerated generation outage-related work that was originally planned for 2014. O&M spending, for purposes of a PEP calculation, is defined as the sum of O&M expenses for TEP and UES operations, excluding (1) any reimbursable items for O&M costs incurred by TEP for operating Units 3 and 4 at the Springerville Generating Station; (2) reimbursable O&M expenses for renewable and demand side management programs; and (3) any PEP accrued expense. TEP operates Unit 3 for Tri-State Generation and Transmission Association, which leases the unit from financial owners, and Unit 4, which is owned by Salt River Project Agricultural Improvement and Power District. Additionally, for the purposes of goal calculation, O&M was further reduced for expenses related to the proposed merger of the Company and Fortis, Inc.
Table D, below, reflects the O&M cost containment goal, which ranged from $268 million (threshold) to $258 million (exceptional), and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the O&M spending level achieved for 2013. O&M spending must have been less than $268 million to produce a payout, therefore there was no payout for the O&M cost containment goal in 2013.

Table D: O & M Cost Containment

Final Result:	$270.4
	$
Range ($Millions)	$268	$267	$266	$265	$264	$263	$262	$261	$260	$259	$258
Payout % of Target	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
	#					#					#
	Threshold					Target					Exceptional
* Amount calculated net of merger-related costs

 Customer Goals:

•
Equivalent Availability Factor (“EAF”): The reliability of the Company's plant performance is critical to its customers, therefore an Annual and a Summer measure are used in measuring the reliability of the Company's coal generation fleet. In spite of strong EAF performance at the TEP-operated Springerville units, the Company missed its EAF goals due to poor performance at the San Juan and Four Corners participant facilities.

•
System Average Interruption Duration Index (“SAIDI”): This reliability measure in the Company's Transmission and Distribution business area is a good outage duration performance measure, as it tracks the length or duration of outages across all customers, giving the Company a focus on reducing the outage time a customer experiences. UNS Energy generally compares well to industry ranges given by the EEI.

•
Gas Distribution - losses: This reliability measure, used by UNS Gas, measures the lost and unaccounted for gas—which is the difference between the gas measured into the utility distribution system and the gas measured out. Gas measured out of the system is primarily through customer consumption, but includes known losses, i.e., damages and purges done as part of construction and losses associated with gas leaks, meter inaccuracies, billing errors, theft and so forth. The difference should represent gas that is lost in the distribution of the product to the end users.

•
Gas Distribution - leaks per mile: This reliability measure, also used by UNS Gas, measures total underground leaks per main distribution mile and is a metric that indicates how well the UNS Gas system is performing. UNS Gas performs much better than industry averages due to its relatively new system and the materials used in piping. Additionally, UNS Gas's commitments to repairing all leaks annually and performing annual leak surveys in high risk areas are both well above industry norms.

•
Volunteer Commitment: UNS Energy’s volunteer program is a critical component to the communities it serves. For the last ten years, Company employees have volunteered, on average, about 30 hours per year. The spirit of volunteering is interwoven into the corporate culture, with participation from management, union and non-union employees. Since the employee volunteer program’s inception in 1993, over 500,000 hours have been given back to the communities the Company serves. The U.S. Bureau of Labor Statistics reports that about 26% of employees in the private sector volunteer with nonprofits, whereas about 48% of UNS Energy employees participate in volunteer activities.

•
Capital Plan: A continued focus on optimization of key capital investment processes is required to make appropriate decisions for customers and shareholders. This year, additional processes were incorporated to enhance the categorization and financial analysis of capital expenditures, and to develop a multi-factor approach to rank the criticality of projects to the Company.

Process Goals:

•
Safety: The Company's safety measure tracks the OSHA Recordable Incident Rate, which is a good indicator of a company’s safety efforts. Continued focus on safety initiative components (leadership, employee involvement, and regulatory compliance) is a priority for the Company. While historically the Company has continued to improve its safety record, 2013 was a challenging year that resulted in a focus area for the Company to improve its safety record in 2014 and beyond.

•
Operational Excellence - Process Improvements: UNS Energy identified numerous areas of focus in 2013 to continue its efforts of bringing productivity and process improvements as an important component of its culture. Projects were identified for continuous cost improvement. The total value of the savings achieved by the projects were used for the goal.

Rate Case Goals:

•
TEP Rate Case Rates Implementation: A major initiative undertaken in 2013 was the completion of the TEP rate case at the Arizona Corporation Commission (“TEP Rate Case”). The achievement of this goal included many departments and individuals responsible for different parts of the proceeding, ranging from testimony, creating schedules and responding to data requests.

•	TEP Rate Case Alignment: In addition to the completion of the TEP Rate Case, TEP sought approval of its Energy Efficiency and Lost Fixed Cost Revenue plans at the Arizona Corporation Commission.
Table E, below, reflects the final achievement at the various levels of performance for the Customer, Process, and Rate Case goals. According to the guidelines set by the Compensation Committee, the achievement of these goals yielded a result of 41.25% for this combination of performance objectives.

Table E: Customer / Process / Rate Case Goals

	Weight	Actual Result	Final Value	Totals
Customer (25.0% Weighting)
EAF - Generation Reliability - Annual	2.5%	Below Threshold	0.0%
EAF - Generation Reliability - Summer	2.5%	Below Threshold	0.0%
System Average Interruption Duration Index - (“SAIDI”) Transmission/Distribution Reliability	5.0%	Target	5.0%
Gas Distribution - Losses	2.5%	Target	2.5%
Gas Distribution - Leaks per Mile	2.5%	Exceptional	3.75%
Employee Hours Volunteered*	5.0%	Target	5.0%
Capital Plan*	5.0%	Target	5.0%
Subtotal: Customer Goal				21.25%
Process (12.5% Weighting)
OSHA Rate (Employee Safety Measure)	7.5%	Below Threshold	0.0%
Productivity / Process Improvements	5.0%	Exceptional	7.5%
Subtotal: Process				7.5%
Rate Case (10.0% Weighting)
TEP Rate Case New Rates Implementation	5.0%	Exceptional	7.5
TEP Rate Case Alignment	5.0%	Target	5.0%
Subtotal: Rate Case				12.5%
Total Percentage for Customer/Process/Rate Case				41.25%

* The maximum goal attainment for Employee Hours Volunteered and Capital Plan was capped at “Target.”

The Company’s internal audit department verified that the reported results for the 2013 PEP goals were accurate and reported its findings to the Compensation Committee.
The amounts of the 2013 PEP awards paid to each of the Named Executives are listed in the “Summary Compensation Table” on page 27.
Long-Term Incentive Compensation (Equity Awards)
UNS Energy believes that equity awards, in tandem with the Company’s executive officer stock ownership guidelines discussed below, encourage ownership of UNS Energy stock by executive officers and hold executive officers accountable for the long-term impact of their actions, which in turn aligns the interest of those executive officers with the interest of UNS Energy’s shareholders. In addition, the vesting provisions applicable to the awards encourage a focus on long-term operating performance, link compensation expense to the achievement of multi-year financial results and help to retain executive officers.
The long-term incentive (“LTI”) opportunity for each Named Executive is based on a percentage of salary. The 2013 LTI multiples are 150% of base salary for the CEO, which is consistent with the 25th percentile to median of the Peer Group when expressed as a dollar value, 125% of base salary for the President and 100% of base salary for each other Named Executives, other than Mr. Dion's opportunity, which was 35% of base salary. Mr. Dion's 2013 LTI opportunity is consistent with his prior position as Vice President of the Company. Mr. Dion was promoted to Senior Vice President on August 1, 2013, and his future LTI opportunity will reflect this promotion. The values of the non-CEO Named Executives’ long-term incentives, as a dollar value, are generally in the median range of the Peer Group. Two-thirds of the award opportunity was granted as performance shares and one-third was granted as restricted stock units that vest 100% on the third anniversary of grant to support retention objectives as well as succession planning initiatives.

2013 Performance Shares
Performance share awards granted in 2013 will be distributed, along with dividend equivalents (to the extent that the performance shares become earned and vested), at the end of the three-year performance period ending in 2015, based on the following equally-weighted performance targets:
TSR Performance Criteria

TSR Percentile Rank	Payout as a Percent of Target Award
75th percentile and above	75.0%
62.5th percentile	62.5%
50th percentile	50.0%
42.5th percentile	37.5%
35th percentile	25.0%
Below 35th percentile	0.0%
Intermediate payouts determined by interpolation.
Cumulative Net Income Performance Criteria

Degree of Performance Attainment	Three-Year Cumulative Net Income	Payout as a Percent of Target Award Earned
Outstanding	$469 million	75.0%
Target	$421 million	50.0%
Threshold	$373 million	17.5%
Less than Threshold	< $373 million	0.0%
Intermediate payouts determined by interpolation.
Equity Grant Timing and Practice
Generally, during the first quarter following the close of a fiscal year, the Compensation Committee approves and grants the long-term incentive awards for that year, including the type of equity to be granted, as well as the size of the awards for Named Executives. In determining the type and aggregate size of awards to be provided, as well as the performance metrics that will apply, the Compensation Committee considers the strategic goals of the Company, trends in corporate governance, accounting impact, tax deductibility, cash flow considerations, the impact on earnings per share and the number of shares that would be required to be allocated for the award and the resulting impact to shareholders. The timing of awards is not coordinated with the release of material non-public information.
CLAWBACK PROVISION FOR VARIABLE COMPENSATION
Consistent with current “best practices,” all short- and long-term incentive compensation awards approved after 2009 are subject to a clawback provision. The clawback provision may apply to the income derived from the financial component of the PEP and the performance shares in the event of a restatement of financial results that, in the view of the Compensation Committee, results from intentional misconduct or intentional error. The Compensation Committee has discretion to determine to whom the clawback will apply and the amount subject to clawback, if such repayment is determined to be necessary. This clawback provision will be updated to conform to the final regulations implementing the Dodd-Frank Act when they are published.
STOCK OWNERSHIP POLICY
To further align management and shareholder interests, the Company maintains a formal Stock Ownership Policy (the “Policy”), which encourages all executive officers and non-employee directors to accumulate a substantial ownership stake in Company shares. The Policy has the following key features:

•
Participants are encouraged to accumulate Company shares with a value of a multiple of their base salary, ranging from one times base salary for a Vice President, three times for the President or a Senior Vice President and five times for UNS Energy’s CEO.

•
If a participant has not yet reached the applicable ownership requirement, he or she is expected to retain a portion of the net after-tax shares acquired from any stock option exercise, vesting of restricted stock or earnouts related to the performance share award program. The applicable retention rates are 100% for the CEO, 50% for the President or a Senior Vice President and 25% for a Vice President.

•	Unexercised stock options, unvested restricted stock units and unearned performance shares do not count towards meeting the ownership guidelines.

•	Non-employee directors are expected to accumulate Company shares with a value equal to three times their annual cash retainer, as discussed on page 39.
The Policy was adopted in 2005. Annually, management provides a report to the Compensation Committee regarding the number and value of the shares held by each executive officer subject to the guidelines. As of December 31, 2013, all of the Named Executives have achieved their target ownership level, other than Mr. Bonavia, Mr. Hutchens and Mr. Dion, who are making progress toward complying with the guideline. There is no specific time requirement for meeting the guideline. All non-employee directors have achieved their target ownership level.
PROHIBITION OF HEDGING AND PLEDGING
In addition, in order to discourage short-term or speculative transactions involving its stock, UNS Energy maintains an anti-hedging policy that prohibits its directors, officers and employees from (i) trading in securities on a short-term basis, (ii) short sales, and (iii) buying or selling puts and calls. UNS Energy has an anti-pledging policy that (1) prohibits directors and officers from pledging Company securities as collateral to secure debt or engaging in transactions where the Company’s securities are held in a margin account, and (2) strongly encourages all other Company employees to avoid such transactions.
ELEMENTS OF POST EMPLOYMENT COMPENSATION
Termination and Change in Control
The Compensation Committee has determined that it is in the Company’s and shareholders’ best interest to enter into change in control agreements with its executive officers in order to attract highly qualified executives and to retain those executives through any future challenges that might arise. All of these agreements were designed to be consistent with contemporary “best practices,” such as double trigger severance payments and equity vesting and no excise tax gross-ups. Severance multiples range from 2 times for the CEO, to 1.5 times for the President and Senior Vice Presidents, to 1 time for a Vice President.
Generally speaking, the Company does not enter into or extend employment agreements with current officers and instead only uses employment agreements when needed in recruiting a new officer. The Company currently has no employment agreements in place.
UNS Energy also maintains a severance pay plan for all of the Company’s non-union employees, including its Named Executives, which continues the Company’s historical practice of providing severance pay in certain termination situations without a change in control and provides consistency in that practice.

These various agreements are discussed in detail in the “Potential Payments Upon Termination or Change in Control” section beginning on page 35.
Retirement and Other Benefits
The Company offers retirement and other core benefits to its employees, including the Named Executives, in order to provide them with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction. The benefits are the same for all employees and Named Executives and include medical and dental coverage, disability insurance and life insurance. In addition, the Tucson Electric Power Company 401(k) Plan (the “401(k) Plan”) and the Tucson Electric Power Company Salaried Employees Retirement Plan (the “Retirement Plan”) provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including Named Executives, participate in these plans; the cost of these benefits (other than the Retirement Plan) is partially borne by the employee, including each Named Executive. In addition, the Company provides all of its officers with an optional executive physical annually.
To the extent that any executive officer’s retirement benefit exceeds Code limits for amounts that can be paid through a qualified plan, the Company also offers non-qualified retirement plans, including the Tucson Electric Power Company Excess Benefit Plan (the “Excess Benefit Plan”) and the Management and Directors Deferred Compensation Plan (the “DCP”). These

plans provide only the difference between the calculated benefits and Code limits. These benefits are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and retention value of the executive officer compensation program and are consistent with similar competitive compensation benefits made available to executives in the industry. UNS Energy believes the DCP and the Excess Benefit Plan assist with the Company’s attraction and retention objectives. The DCP provides an industry-competitive and tax-efficient benefit to the executive officers. The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay amounts owed under the DCP. The Excess Benefit Plan provides the retirement benefits to executive officers that would have been provided under the Retirement Plan if the Code limitations did not apply. For more information on retirement and certain related benefits, see the discussion following the “Pension Benefits Table” on page 33 and the “Non-Qualified Deferred Compensation Table” on page 34.
ROLE OF EXECUTIVES IN ESTABLISHING COMPENSATION
Certain executive officers, including the CEO, the CFO, the General Counsel and the Vice President of Human Resources and Information Technology, routinely attend regular sessions of Compensation Committee meetings; however, they are excused for executive sessions when their compensation is discussed and/or determined. The CEO makes recommendations to the Compensation Committee with respect to changes in compensation for senior executive officer positions (other than the CEO) and payouts under the annual incentive plan. The CEO also makes suggestions to the Compensation Committee regarding the design of incentive plans and other programs in which senior management participates.
The CFO provides information regarding short-term and long-term compensation targets, as well as updates on the progress of short- and long-term objectives. Additional Company personnel with expertise in and responsibility for compensation and benefits provide information regarding executive officer and director compensation, including cash compensation, equity awards, pensions, deferred compensation and other related information.
IMPACT OF REGULATORY REQUIREMENTS
Under Section 162(m), compensation in excess of $1,000,000 paid during any year to the CEO and the three other most highly compensated executive officers (other than the CFO) will not be deductible for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the shareholders and satisfies certain other requirements. To the extent that the Company complies with the performance-based compensation provision of Section 162(m), the awards granted to the CEO and other Named Executives are tax deductible by the Company. The Company believes that all executive officer compensation earned in 2013 will be tax deductible.
The Compensation Committee believes that it is in the best interest of the Company to receive maximum tax deductibility for compensation paid to the Named Executives, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. The Company’s compensation plans reflect the Compensation Committee’s intent and general practice to pay compensation that the Company can deduct for purposes of federal income tax. Executive officer compensation decisions, however, are multifaceted. The Compensation Committee reserves the right to pay amounts that are not tax deductible to meet the design goals of UNS Energy’s executive officer compensation program.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section required by Item 402(b) of SEC Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and the 2014 Proxy Statement.

Respectfully submitted, THE COMPENSATION COMMITTEE Louise L. Francesconi, Chair Lawrence J. Aldrich Barbara M. Baumann Robert A. Elliott Daniel W. L. Fessler Gregory A. Pivirotto

SUMMARY COMPENSATION TABLE – 2013
The following table sets forth summary compensation information for the years ended December 31, 2011; December 31, 2012; and December 31, 2013 for the Company’s Named Executives:

Name and Principal Position	Year ($)	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul J. Bonavia Board Chair and Chief Executive Officer (5)	2013 2012 2011	643,320 632,125 623,769	1,135,368 1,183,774 904,192	523,458 478,474 526,932	207,746 289,967 220,069	17,500 17,000 16,500	2,527,392 2,601,340 2,291,462
David G. Hutchens President and Chief Operating Officer (6)	2013 2012 2011	384,544 362,769 336,173	543,285 566,034 99,841	249,075 171,619 189,000	132,219 420,387 249,586	17,828 16,848 15,627	1,326,951 1,537,657 890,227
Kevin P. Larson Senior Vice President, Treasurer, and Chief Financial Officer	2013 2012 2011	350,609 344,508 339,954	411,530 429,968 328,350	178,303 162,980 185,000	58,626 484,600 481,760	15,777 15,502 15,297	1,014,845 1,437,558 1,350,361
Philip J. Dion Senior Vice President, Public Policy and Customer Solutions	2013	249,960	87,836	144,281	20,352	11,748	514,177
Karen G. Kissinger Vice President and Chief Compliance Officer	2013 2012 2011	271,803 271,181 267,597	317,187 338,351 258,039	135,080 102,632 108,000	0 342,620 266,008	12,731 12,703 12,541	736,801 1,067,487 912,185
Michael J. DeConcini Former Senior Vice President, Operations	2013 2012 2011	319,750 353,418 348,746	422,917 440,854 336,787	0 167,195 176,000	0 522,051 458,173	265,441 15,903 16,193	1,108,180 1,499,421 1,335,899

(1)The amounts included in the “Stock Awards” column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock units and performance shares granted in each of the years reported, excluding the effect of forfeitures. Assumptions used in the calculations for 2013 are set forth on pages K-125 to K-127 of the Company’s annual report on Form 10-K filed with the SEC on February 25, 2014, and available on its website www.UNS.com. In the case of performance shares the amounts in the column reflect the grant date fair value assuming the probable outcome of the performance conditions. The 2013 amounts shown are comprised of the following:

	Restricted Stock Units	Performance Shares	Total
Paul J. Bonavia	322,685	812,683	1,135,368
David G. Hutchens	154,408	388,877	543,285
Kevin P. Larson	116,961	294,569	411,530
Philip J. Dion	24,964	62,872	87,836
Karen G. Kissinger	90,148	227,039	317,187
Michael J. DeConcini	120,198	302,719	422,917

For the 2013 performance share grant, if the maximum level of performance is achieved and using the fair market value of a share of Company common stock on the grant date ($46.23), the value of the payout would be: $980,641 for Paul Bonavia, $469,247 for David G. Hutchens, $355,447 for Kevin P. Larson, $75,866 for Philip J. Dion, $273,961 for Karen G. Kissinger and $365,282 for Michael J. DeConcini.

The amount of severance shown for Mr. DeConcini represents the amounts that were paid or accrued during 2013 in connection with his departure from the Company on September 30, 2013. For a discussion of additional amounts that he may receive if he continues to comply with certain conditions, please see the section below entitled “Potential Payments Upon Termination of Employment or Change In Control," on page 35. On February 24, 2013, Mr. DeConcini was granted 2,600 restricted stock units with a grant date fair market value of $120,198 and 5,200 performance shares with a grant date fair market value of $240,396. Mr. DeConcini became entitled to a pro-rata portion of the 2013 equity award upon his termination on September 30, 2013, and the remainder was canceled. The aggregate grant date fair market value for the pro-rata 2013 equity award is $83,491, which represents 506 restricted stock units with a grant date fair market value of $23,392 and 1,300 performance shares with a grant date fair market value of $60,099.

(2)The 2013 PEP awards included in this column were paid during the first quarter of 2014.

(3)Any increase in the present value of the accrued benefit in the Retirement Plan and Excess Benefit Plan is reported in this column. All NEO's (except Michael J. DeConcini and Karen G. Kissinger) experienced an increase in the present value of their respective accrued pension benefits during 2013. Mr. DeConcini and Ms. Kissinger each experienced a decrease in the present value of their accrued pension benefits between December 31, 2012 and December 31, 2013 in the amounts of $71,392 and $2,431 respectively. The present value of accumulated benefits payable is reflected in the “Pension Benefits” table on page 32. UNS Energy does not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects change in pension value only. See the discussion of the non-qualified DCP beginning on page 34.

(4)The amounts in the “All Other Compensation” column include the following payments that UNS Energy made on behalf of the Named Executives:

Name	Year	Qualified Plan 401(k) Matching Contributions ($)	Non-Qualified Plan 401(k) Matching Contributions – Contributed in 2013 ($)	Charitable Contributions ($)	Severance ($)	Total ($)
Paul J. Bonavia	2013	11,475	6,025	0		17,500
David G. Hutchens	2013	11,475	5,829	524		17,828
Kevin P. Larson	2013	11,475	4,302	0		15,777
Philip J. Dion	2013	11,248	0	500		11,748
Karen G. Kissinger	2013	11,475	756	500		12,731
Michael J. DeConcini	2013	11,475	0	1,000	252,966	265,441
The amounts in the “Charitable Contributions” column represent charitable gifts made by the Board on behalf of the Named Executives to a charity of each Named Executive’s choice. These amounts are reported in the year in which the Company committed to the contribution, even though the amount may not have been actually paid until a later year.
The amount in the severance column for Mr. DeConcini reflects the actual severance ($83,780) paid in 2013, COBRA subsidy paid in 2013 ($0), pro-rated PEP earned in 2013 but payable in 2014 ($137,186) and total amount of outplacement that could be paid ($32,000). The severance agreement and amounts Mr. DeConcini is entitled to thereunder are discussed in detail in the "Potential Payments Upon Termination or Change in Control" section beginning on page 35.
(5)    Effective May 2, 2014, Mr. Bonavia will become the Executive Board Chair of UNS Energy and TEP and will retire from his position as Chief Executive Officer. As Executive Board Chair, Mr. Bonavia will continue to receive his annual base salary of $643,320 and to participate in UNS Energy's executive compensation plans.
(6)    Effective May 2, 2014, Mr. Hutchens will be appointed CEO of UNS Energy and TEP in addition to his duties as President and Chief Operating Officer of each Company. Mr. Hutchens' annual base salary will be increased to $540,000.

GRANTS OF PLAN-BASED AWARDS – 2013
The following table sets forth information regarding plan-based awards to the Company’s Named Executives in 2013. The compensation plans under which the grants in the following table were made are generally described in the “Compensation Discussion and Analysis” section, beginning on page 11, and include the PEP, which provides for non-equity (cash) performance awards, and the 2011 Omnibus Plan, which provides for equity-based performance awards including stock options, restricted stock units and performance shares.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
PAUL J. BONAVIA
PEP	2/25/2013	258,498	516,995	775,493
Performance Share	2/25/2013				5,933	13,960	20,940		812,683
Restricted Stock Units	2/25/2013							6,980	322,685
DAVID G. HUTCHENS
PEP	2/25/2013	123,000	246,000	369,000
Performance Share	2/25/2013				2,839	6,680	10,020		388,877
Restricted Stock Units	2/25/2013							3,340	154,408
KEVIN P. LARSON
PEP	2/25/2013	88,051	176,102	264,152
Performance Share	2/25/2013				2,151	5,060	7,590		294,569
Restricted Stock Units	2/25/2013							2,530	116,961
MICHAEL J. DECONCINI
PEP	2/25/2013	67,746	135,492	203,238
Performance Share	2/25/2013				2,210	5,200	7,800		302,719
Restricted Stock Units	2/25/2013							2,600	120,198
KAREN G. KISSINGER
PEP	2/25/2013	54,361	108,721	163,082
Performance Share	2/25/2013				1,658	3,900	5,850		227,039
Restricted Stock Units	2/25/2013							1,950	90,148
PHILIP J. DION
PEP	2/25/2013	71,250	142,500	213,750
Performance Share	2/25/2013				459	1,080	1,620		62,872
Restricted Stock Units	2/25/2013							540	24,964

(1)The amounts shown in this column reflect the range of payouts (50%-145% of the target award) for 2013 performance under the PEP, as described in the “Short-Term Incentive Compensation” section of the “Compensation Discussion and

Analysis” (“CD&A”) section, above. These amounts are based on the individual’s current salary and position. The amount of cash incentive actually paid under the PEP for 2013 is reflected in the “Summary Compensation Table” above.

(2)The amounts shown in this column reflect the range (35%-150% of the target award) of payouts in the form of performance shares targeted for 2013 performance under the 2011 Omnibus Plan for long-term incentive compensation, as described in the “Long-Term Incentive Compensation” section of the CD&A, above.
The 2013 target Long Term Incentive Program (“LTIP”) award was 150% of base salary for the CEO, 125% for the President, and 100% for each of the other Named Executives, other than Mr. Dion's opportunity, which was 35% of base salary. Mr. Dion's 2013 LTI opportunity is consistent with his prior position as Vice President of the Company. Mr. Dion was promoted to Senior Vice President on August 1, 2013, and his future LTI opportunity will reflect this promotion. The target LTIP award was granted 67% in the form of performance shares and 33% in the form of restricted stock units. Accordingly, each Named Executive received a LTIP target award of performance shares and restricted stock units the total value of which was equal to the executive’s base salary multiplied by the applicable multiple (e.g., 150% for CEO), divided by the grant date fair market value of a share of UNS Energy’s common stock ($46.23), rounded down to the nearest 10 shares. For example, the CFO’s 2013 base salary (and LTIP target award) was $352,203. That amount divided by $46.23, and rounded down to the nearest 10 shares, resulted in an LTIP target award of 5,060 performance shares and 2,530 restricted stock units.
The actual number of shares issued at the end of the performance period depends on the Company’s performance relative to the two performance criteria described in the CD&A, as shown by the charts on page 23. The two performance criteria operate independently; a Named Executive may receive a payment on account of one of the criteria without regard to performance on the other criteria.
(3)    The amounts shown in this column represent the number of time-based restricted stock units that were granted in 2013 under the 2011 Omnibus plan.

(4)    The amounts shown in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts shown for performance shares are based on the probable outcome of performance conditions, and the amounts shown for all awards exclude assumptions used in these calculations are set forth on pages K-125 to K-127 of the Company’s annual report on Form 10-K filed with the SEC on February 25, 2014. For more information about these awards, please refer to footnote 1 of the Summary Compensation Table on page 27 and the discussion beginning on page 22 of the CD&A, above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2013
The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive as of December 31, 2013.

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Paul J. Bonavia
	2/12/2009	59,940		26.11	2/12/2019
	3/7/2011							30,064 (5)	1,810,153
	3/19/2012							39,150 (6)	2,224,448
	2/25/2013					6,980	417,753	20,940 (7)	1,243,860
David G. Hutchens
	3/20/2007	10,550		37.88	3/20/2017
	2/27/2008	8,190		26.18	2/27/2018
	2/12/2009	8,590		26.11	2/12/2019
	3/7/2011							3,220 (5)	199,897
	3/19/2012							18,720 (6)	1,063,644
	2/25/2013					3,340	199,899	10,020 (7)	595,199
Kevin P. Larson
	5/5/2006	19,910		30.55	5/5/2016
	3/20/2007	16,960		37.88	3/20/2017
	2/27/2008	35,890		26.18	2/27/2018
	2/12/2009	27,660		26.11	2/12/2019
	3/7/2011							10,917 (5)	657,312
	3/19/2012							14,220 (6)	807,960
	2/25/2013					2,530	151,420	7,590 (7)	450,855
Philip J. Dion	2/12/2009	4,240		26.11	2/12/2019
	3/7/2011							2,338 (5)	140,770
	3/19/2012							,3030 (6)	172,160
	2/25/2013					540	32,319	1,620 (7)	96,320
Karen G. Kissinger
	5/5/2006	15,790		30.55	5/5/2016
	3/20/2007	13,400		37.88	3/20/2017
	2/12/2009	25,710		26.11	2/12/2019
	3/7/2011							8,579 (5)	516,541
	3/19/2012							11,190 (6)	635,800
	2/25/2013					1,950	116,707	5,850 (7)	347,497
Michael J. DeConcini
	3/7/2011							10,264 (5)	617,995
	3/19/2012							11,543 (6)	665,037
	2/25/2013					506	30,284	1,950 (7)	115,832

(1)All options listed above were granted with an exercise price equal to 100% of the fair market value on the grant date, vest in one-third increments on each of the first, second and third anniversaries of the grant date, and expire after 10 years.

(2)Number of time-based restricted stock units that remain unvested as of December 31, 2013. Restricted stock units vest on the third anniversary of the grant date, subject to continued service with the Company through that date.

(3)The market value of restricted stock units and performance shares was calculated by multiplying the number of restricted stock units outstanding or the number of performance shares (as determined in accordance with the Securities and Exchange Commission, or SEC, rules and footnotes 5 through 7 below), as applicable, by $59.85.

(4)Performance shares vest, if at all, after three years based on the achievement of performance of the cumulative goals over the applicable three-year period. The performance goals are described in the CD&A, on page 22.

(5)Reflects the actual number of shares of Company stock earned for the 2011-2013 performance period, which equals the number of performance shares granted multiplied by the actual payout percentage of 103.9%. The performance shares will be paid out within 2 1/2 months following the end of the performance period.

(6)The amounts for the 2012 performance share award are shown at the maximum level based on the results for the first two years of the 2012-2014 performance period.

(7)The amounts for the 2013 performance share award are shown at the maximum level based on the results for the first year of the 2013-2015 performance period.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by the Company’s Named Executives and stock awards that vested during the year ended December 31, 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Paul J. Bonavia			30,465.6	1,394,410
David G. Hutchens			3,385.1	154,936
Kevin P. Larson			11,067.9	506,577
Philip J. Dion			2,169.3	99,288
Karen G. Kissinger			8,716.6	398,958
Michael J. DeConcini	86,600	2,268,508	11,351.1	519,539

(1)For options that are exercised in cashless transactions, UNS Energy bases this value on the spread between the exercise price and the fair market value of the shares at the time of exercise, which for this purpose is the actual price at which the shares of common stock are sold in the market. For options that are exercised and retained by the Named Executive, the Company bases this value on the spread between the exercise price and the actual market price of UNS Energy’s common stock at the time of exercise.

(2)The amounts shown represent the performance shares earned for the 2010-2012 performance period, which the Compensation Committee approved on February 7, 2013 and were paid in shares of Company stock on February 7, 2013. The value realized on vesting is calculated using the fair market value of a share of Company stock on February 7, 2013 ($45.77) and the number of shares acquired on vesting.
PENSION BENEFITS
The following table shows the present value of accumulated benefits payable to each of the Named Executives, including the number of years of service credited to each such Named Executive, under each of the Retirement Plan and the Excess Benefit Plan determined using interest rate and mortality rate assumptions used in the Company’s financial statements as set forth on pages K-118 to K-124 of the Company’s annual report on Form 10-K. Information regarding the Retirement Plan and the Excess Benefit Plan can be found under the heading “Retirement and Other Benefits” on page 24.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul J. Bonavia	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	5.00	227,060	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	5.00	738,078	0
David G. Hutchens	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	18.50	672,293	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	18.50	569,334	0
Kevin P. Larson	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	28.83	1,479,548	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	28.83	1,564,496	0
Philip J. Dion	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	5.83	108,969	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	5.83	38,299
Karen G. Kissinger	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	23	1,194,888	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	23	761,359	0
Michael J. DeConcini	Tucson Electric Power Salaried Employees Retirement Plan (1)(3)	25.08	1,172,715	0
	Tucson Electric Power Excess Benefit Plan (2)(3)	25.08	1,323,529	0

(1)The Retirement Plan is intended to meet the requirements of a qualified benefit plan for Code purposes and is funded by the Company and made available to all eligible employees. The Retirement Plan provides an annual income upon retirement based on the following formula:
1.6% x years of service (up to 25 years) x final average pay
Final average pay is calculated as the average of basic monthly earnings on the first of the month following the employee’s birthday during the five consecutive plan years in which basic monthly earnings were the highest, within the last 15 plan years before retirement. Basic monthly earnings means the monthly base salary prior to any reduction for contributions to a Code section 401(k) plan, but excluding overtime pay, bonuses or other compensation. Years of service are based on years and months of employment. A Retirement Plan participant vests in his or her retirement benefit after five years of service. The maximum benefit available under the Retirement Plan is an annual income of 40% of final average pay (as defined above). Plan compensation for purposes of determining final average pay is limited by compensation limits under Code Section 401(a)(17). For 2013, the limit was $255,000 in annual income. Employees are eligible to retire early with an unreduced pension benefit if (i) the combination of their age and years of service equals or exceeds 85, or (ii) they are age 62 and have completed 10 years of service. Employees are also eligible for early retirement with a reduced pension benefit at age 55 with at least 10 years of service. The reduction at age 55 with 10 years of service is 42.6% and continues to be reduced at a lesser amount up to age 62, at which point there is no reduction. All optional forms of the benefit are actuarially equivalent. Mr. Larson and Ms. Kissinger are currently eligible for early retirement.

(2)The Retirement Plan is subject to Code limitations on the amount of compensation that can be taken into account and on the amount of benefits that can be provided. The Excess Benefit Plan provides the retirement benefits to executive officers that would have been provided under the Retirement Plan if the Code limitations did not apply. The Excess Benefit Plan retirement benefit is calculated generally using the same pension formula as the Retirement Plan formula but with some modifications. Compensation for purposes of the Excess Benefit Plan is determined without regard to Code limits on compensation and by including voluntary salary reductions to the DCP and any annual incentive payment received under the PEP. The retirement benefit payable from the Excess Benefit Plan is reduced by the benefit payable to that person from the Retirement Plan. Vesting occurs after five years of service. Benefits are payable in a lump sum or annuity, at the participant’s election. Mr. Larson and Ms. Kissinger are currently eligible for early retirement.

(3)The present value of accumulated benefits were calculated using a discount rate of 4.1% and RP-2000 Healthy Mortality tables.

NON-QUALIFIED DEFERRED COMPENSATION
UNS Energy sponsors the DCP for directors, executive officers and certain other employees of UNS Energy. Under the DCP, employee participants are allowed to defer on a pre-tax basis up to 100% of base salary and cash bonuses, and non-employee director participants are allowed to defer up to 100% of their cash compensation. The DCP also allows the executive employee participants to receive the 401(k) Company match that cannot be contributed to the 401(k) Plan because of limitations imposed by the Code. The deferred amounts are valued daily as if invested in one or more of a number of investment funds, including UNS Energy stock units, each of which may appreciate or depreciate in value over time. The choice of investment funds is determined by the individual participant.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Paul J. Bonavia	0	6,025	12,545	0	40,687
David G. Hutchens	0	5,829	1,637	0	11,998
Kevin P. Larson	0	4,302	40,934	0	128,864
Philip J. Dion	0	0	0	0	0
Karen G. Kissinger	0	756	16,742	0	105,935
Michael J. DeConcini	0	0	24,949	0	69,678

(1)Represents contributions to the DCP by the Named Executives during the year. The amounts shown, if any, are included in the salary column of the “Summary Compensation Table” on page 27.

(2)Represents Company contributions to the DCP in 2014 for the 2013 plan year. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 27.

(3)Represents the total market based earnings (losses) for the year on all deferred compensation under the DCP based on the investment returns associated with the investment choices made by the Named Executive. Amounts in this column are not included in the “Summary Compensation Table.”

(4)The aggregate balance includes compensation that was previously earned and reported in the Summary Compensation Table for 2011 and 2012 (if any) as follows: Mr. Bonavia—$16,925; Mr. Hutchens—$9,401; Mr. Larson—$12,728, Mr. DeConcini—$13,912; and Ms. Kissinger—$2,980. Benefits under the plan will be distributed on the first to occur of the following events: separation from service, disability or death, in the form of either a lump sum or installment payments. The following table shows the deemed investment options available under the DCP and the annual rate of return for the calendar year ended December 31, 2013.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market	0.01%	Fidelity Spartan Us Equity Index	32.33%
Fidelity Intermediate Bond	(0.64)%	Fidelity Growth Company	37.76%
Janus Flexible Bond	(0.06)%	Fidelity Low Price Stock	34.45%
Fidelity Asset Manager	13.96%	Janus Worldwide	14.68%
Fidelity Equity-Income	27.85%	UNS Energy Corporation Stock	46.18%
T. Rowe Price Blue Chip Growth	41.57%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In order to ensure that the Company is able to retain its Named Executives, the Compensation Committee has determined that it is in the best interest of the Company and its shareholders to enter into change in control agreements with those Named Executives, as well as to maintain a severance pay plan for all of the Company’s non-union employees, including the Named Executives.
Change in Control Agreements
Each of our current executive officers, including our named executive officers who are currently employed by the Company, is party to a change in control agreement with UNS Energy. Under the change in control agreements, the executive officer will be entitled to receive change in control benefits if he or she incurs a separation from service due to Company’s termination of his or her employment without “Cause” or due to executive officer’s termination of employment with the Company for “Good Reason” during the six-month period prior to the occurrence of a Change in Control and if the executive officer’s separation from service is effected in contemplation of such Change in Control. The executive officer also will be entitled to receive these benefits if he or she incurs a separation from service due to Company’s termination of his or her employment without Cause or due to the executive officer’s termination of employment for Good Reason during the 24-month period following the occurrence of a Change in Control.
A Change in Control is defined as (i) the acquisition of beneficial ownership of 40% of the common stock of UNS Energy, (ii) certain changes in the Board, (iii) the closing of certain mergers or consolidations or (iv) certain transfers of the assets of UNS Energy. Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred until: any required regulatory approval, including any final non-appealable regulatory order, has been obtained; and the transaction that would otherwise be considered a Change in Control closes. If there is a Change in Control and a qualifying separation occurs during the protection period, then the executive officer is entitled to severance benefits in the form of: (i) a single lump sum payment in an amount equal to two (for Mr. Bonavia), one and one-half (for Messrs. Hutchens, Larson, and Dion) or one (for Ms. Kissinger) times the greater of (a) the executive officer’s annualized base salary as of the date of the executive officer’s separation from service, or (b) the executive officer’s annualized base salary in effect immediately prior to any material diminution in the executive officer’s base salary following execution of the change in control agreement; (ii) a single lump sum cash payment in an amount equal to two (for Mr. Bonavia), one and one-half (for Messrs. Hutchens, Larson, and Dion) or one (for Ms. Kissinger) times the average payment to which the executive officer was entitled pursuant to the short-term incentive compensation plan for the three calendar years immediately preceding the calendar year in which the executive officer’s separation from service occurs or, if that data is not available, the executive officer’s target payment under the short-term incentive compensation plan; (iii) a single lump sum cash payment in an amount equal to a prorated portion of the actual payment to which the executive officer would have been entitled under the short-term incentive compensation plan for the calendar year in which the executive officer’s separation from service occurs; and (iv) a single lump sum cash payment in the amount of the payment, if any, to which the executive officer is entitled under the short-term incentive compensation plan (based on the executive officer’s actual performance) for the year prior to the year in which the executive officer’s separation from service occurs, to the extent not already paid to the executive officer. “Good reason” is defined under these agreements to mean (1) a material, adverse diminution in the executive officer’s authority, duties or responsibilities; (2) a material change in the geographic location at which the executive officer must primarily perform services; (3) a material diminution in the executive officer’s base salary provided that such diminution is not a result of a generally applicable reduction in the base salary of all officers of the Company in an amount that does not exceed 10%; or (4) any action or inaction that constitutes a material breach of the agreement by the Company. “Cause” is defined under these agreements to mean (i) the willful failure of the executive officer to perform any of the executive officer’s duties for the Company which continues after the Company has given the participant written notice describing the failure and an opportunity to cure the failure, (ii) a material violation of Company policy, (iii) any act of fraud or dishonesty, (iv) the executive officer’s gross misconduct in the performance of the executive officer’s duties that results in material economic harm to the Company, (v) the executive officer’s conviction of, or plea of guilty or no contest, to a felony, or (vi) the executive officer’s material breach of the executive officer’s employment agreement with the Company, if any.
The executive officer would also be entitled to continue to participate in TEP’s health, life, disability or other insurance benefit plans for a period expiring on the earlier of (a) 24 months (for Mr. Bonavia), 18 months (for Messrs. Hutchens, Larson, and Dion), or 12 months (for Ms. Kissinger) following the executive officer’s separation from service, or in some cases for the respective period following the Change in Control event, or (b) the day on which the executive officer becomes eligible to receive any substantially similar benefits, on a benefit-by-benefit basis, under any plan or program of any successor employer. In the event the executive officer elected a high deductible health care plan pursuant to which TEP has agreed to make contributions to the executive officer’s health savings account, then TEP will pay to the executive officer a single lump sum cash payment in an amount equal to the contributions that TEP would have made to the executive officer’s health savings account during the respective benefit continuation period described above had the executive officer not incurred the separation from service.
The Change in Control Agreements provide that the executive officer shall be employed by UNS Energy or one of its subsidiaries or affiliates, in a position comparable to the current position, with base compensation and benefits at least equal to the then-current compensation and benefits, for an employment period of two years after a Change in Control (subject to earlier termination for cause or the executive officer’s termination without good reason).
The Change in Control Agreements also contain a number of material conditions or obligations applicable to the receipt of payments or benefits, which require the executive officer to (i) continue to abide by the terms and provisions of the Company’s policies that protect various forms of confidential information and intellectual property; (ii) refrain from consulting with, engaging in or acting as an advisor to another company about business that competes with the Company; (iii) refrain from soliciting business for or in connection with any competing business (a) from any individual or entity that obtained products or services from the Company at any time during the executive officer’s employment with the Company or (b) from any individual or entity that was solicited by the executive officer on behalf of the Company; and (iv) refrain from soliciting employees of the Company who would have the skills and knowledge necessary to enable or assist efforts by the executive officer to engage in a competing business. Item (i) referred to in this paragraph contains no durational limit, nor do the Change in Control Agreements include any provision providing for waiver of a breach of item (i). Items (ii) through (iv) referred to in this paragraph are effective for a period of one year following the date of the executive officer’s termination. Breach of items (ii) through (iv) is waived if the Company materially defaults on any of its obligations under the Change in Control Agreements.
No excise tax gross-ups are provided. Rather, severance payments to executives are cut back to the “safe harbor” limit if the reduction results in the executive receiving a greater after-tax benefit than if the excise tax were paid by the executive on the “excess parachute payments”; otherwise, all payments would be paid and the executive would pay the excise tax.
All long-term incentive awards contain a “double trigger” vesting provision, which provides for accelerated vesting only if outstanding awards are not assumed by an acquirer or the Named Executive is terminated without cause within 24 months of a Change in Control. The double trigger, which is viewed as a corporate governance “best practice,” ensures that the Named Executives do not receive accelerated benefits unless they are adversely affected by the Change in Control.
Effective May 2, 2014, Mr. Bonavia will become Executive Board Chair of UNS Energy and TEP and retire from his position as CEO. Incident to his relinquishing his position as CEO, Mr. Bonavia waived his right to claim that the change in responsibility will provide him with good reason to terminate his employment and receive benefits under his Change in Control agreement. Under the amended agreement, Mr. Bonavia will not be able to claim benefits if he is not elected or appointed to the Board of Directors of UNS Energy after the closing of the proposed merger of UNS Energy into a subsidiary of Fortis, Inc. or if he is not the Executive Board Chair after closing. Mr. Bonavia also agreed to the termination of his Change in Control agreement on the 31st day following the closing of the merger.
Also effective May 2, 2014, Mr. Hutchens will be appointed CEO of UNS Energy and TEP in addition to his duties as President and Chief Operating Officer of each company. Incident to the appointment, Mr. Hutchens's Change in Control agreement was modified to increase the benefits to which he will be entitled if his employment is terminated by UNS Energy without cause or by Mr. Hutchens with good reason following a change in control and to provide that he will not be entitled to terminate employment and receive the benefits provided by his Change in Control Agreement solely for the reason that he may no longer be CEO of a publicly traded company, assuming the proposed merger of UNS Energy and Fortis, Inc. is completed.

Severance Pay Plan
In addition, the Company has a severance pay plan (the “Severance Plan”) for all of the Company’s non-union employees, including its Named Executives, which provides for severance benefits in the event of a qualifying termination, which means a termination without cause without a change in control. Cause for termination under the Severance Plan means (i) the willful failure of the employee to perform any of the employee’s duties for the employer which continues after the employer has given the participant written notice describing the failure and an opportunity to cure the failure, (ii) a material violation of Company policy, (iii) any act of fraud or dishonesty, (iv) willful failure to report to work for three days or to report to work on the agreed-upon date after a scheduled leave, or (v) willfully engaging in conduct that is demonstrably and materially injurious to the Company or any affiliate, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company or any affiliate, conviction of (or plea of guilty or no contest or its equivalent to) a felony, or a misdemeanor involving immoral acts.
In the event of a qualifying termination, the Named Executive would be entitled to (i) a cash severance payment equal to a multiple of base salary (two times for Mr. Bonavia, one and one-half times for Messrs. Hutchens, Larson, and Dion, and one time for Ms. Kissinger); (ii) continued subsidy of the premiums for COBRA medical, dental and vision coverage at the same rate as that paid by the Company prior to the separation from service for a period of the lesser of (a) 12 months, or (b) the date when the Named Executive becomes eligible for comparable benefits offered by a subsequent employer; and (iii) a portion of the amount to which the Named Executive would have been entitled under the Company’s PEP or any successor plan, based on the executive’s target payment for the year in which the executive’s separation from service occurs, had the Named Executive not incurred a separation from service. Receipt of benefits under the Severance Plan is contingent upon execution of a release of claims against the Company and subject to compliance with restrictive covenants, including perpetual confidentiality and non-disparagement provisions, and non-compete and non-solicitation requirements effective for the applicable severance period (two years for Mr. Bonavia, one and one-half years for Messrs. Hutchens, Larson, and Dion, and one year for Ms. Kissinger). Duplication of benefits provided under the Severance Plan is not permitted, and benefits payable under the Severance Plan cease in the event the Named Executive becomes eligible for change in control severance benefits or if the Named Executive has an employment agreement that provides for severance benefits.
In the event a Named Executive becomes eligible to receive severance benefits under the Severance Plan and has elected a health care option pursuant to which the Company has agreed to make pre-tax contributions to the Named Executive’s Health Savings Account, then the Company will pay the Named Executive an amount equal to the contributions the Company would have made to the Named Executive’s health savings account during the twelve-month period immediately following the Named Executive’s separation from service, plus a tax allowance in an amount equal to the federal, state and local taxes imposed on the Named Executive with respect to such contributions and with respect to the tax allowance. While as a general matter the Company does not provide tax gross-ups for severance arrangements or other benefits, it was deemed appropriate in this very limited circumstance because (1) this particular type of benefit would be provided pre-tax, if the individual were still employed; (2) the amounts in question are exceptionally small; and (3) this treatment is available to all unclassified employees, not just the Named Executives, who become entitled to severance benefits under the Severance Plan and participate in the type of health care option described in this paragraph, above.
Mr. DeConcini left the employ of the Company on September 30, 2013. Mr. DeConcini's separation from the Company constituted a termination without "cause" under the Severance Plan, entitling him to severance benefits set forth in the Severance Plan, as described in the severance agreement with the Company dated October 2, 2013. Pursuant to the terms of the severance agreement, Mr. DeConcini is entitled to receive (i) an amount equal to one and one half (1 ½) years of base salary ($541,967) payable in substantially equal installments in accordance with the Company’s normal payroll practices, over the one and one half-year severance period; (ii) continued subsidy of the premiums for COBRA medical, dental and vision coverage at the same rate as that paid by the Company prior his termination for a period up to 18 months; and (iii) a pro rata payment under the PEP for 2013 based upon the number of days of service in 2013 prior to Mr. DeConcini's departure. The Company also agreed to amend Mr. DeConcini’s 2011 Performance Share Award Agreement to provide for pro-rata vesting upon his departure (subject to achievement of applicable performance conditions) and all outstanding stock option agreements to extend the exercise period of the options until the earlier of the first (1st) anniversary of the separation date or the original option term. The Company will also provide up to $32,000 in outplacement support. In accordance with the terms of the 2013 restricted stock unit agreements under the 2011 Omnibus Plan, Mr. DeConcini is entitled to pro rata vesting of restricted units based upon the number of months served during the applicable period prior to his termination of employment. In accordance with the terms of the 2012 and 2013 Performance Award Agreements, Mr. DeConcini is entitled to pro rata vesting (subject to achievement of applicable performance conditions) based upon the number of months served during the applicable period prior to his termination of employment. Mr. DeConcini is subject to a covenant not to compete and a covenant not to solicit the Company’s employees for one year following his departure. Mr. DeConcini did not avail himself of the continued subsidy of premiums for COBRA medical, dental and vision coverage or the outplacement support in 2013.

Other than the agreements described above, UNS Energy has not entered into any severance agreements or employment agreements with any Named Executives.
The following table and summary set forth potential payments payable to the Named Executives (other than Mr. DeConcini) upon termination of employment or a Change in Control assuming their employment was terminated on December 31, 2013. For Mr. DeConcini, the table below shows the actual value of payments and benefits received as a result of his termination of employment.

Name	If Retirement or Voluntary Termination Occurs (1)	If “Change In Control” and Qualifying Termination Occurs ($)(2)	If Death or Disability Occurs ($)(3)	If “Non- Change In Control” Termination Occurs ($)(4)
Paul J. Bonavia	—	5,671,192	—	1,815,397
David G. Hutchens	—	2,470,064	—	878,086
Kevin P. Larson	—	1,995,801	—	706,583
Philip J. Dion	—	765,080	—	590,789
Karen G. Kissinger	—	1,306,873	—	402,724
Michael J. DeConcini	—	—	—	677,459

(1)In the event of retirement or voluntary termination, each of the Named Executives would be entitled to receive vested and accrued benefits payable from the Retirement Plan and the Excess Benefit Plan, but no form or amount of any such payment would be increased or otherwise enhanced nor would vesting be accelerated with respect to such plans. In addition, no accelerated vesting of options, restricted stock units or performance shares would occur. Retirement Plan and Excess Benefit Plan information for the Named Executives is set forth in the “Pension Benefits Table” above.

(2)The amounts shown represent the following:

Named Executive	Cash ($)	Prorated Non- equity Incentive Award ($)	Restricted Stock Units ($)	Performance Shares ($)	Medical Benefits ($)	Total ($)
Paul J. Bonavia	2,327,026	516,996	417,753	2,397,591	11,826	5,671,192
David G. Hutchens	851,810	246,000	199,899	1,146,726	25,629	2,470,064
Kevin P. Larson	794,795	176,102	151,421	870,219	3,264	1,995,801
Philip J. Dion	373,542	142,500	32,319	185,535	31,184	765,080
Karen G. Kissinger	379,347	108,721	116,708	679,896	22,201	1,306,873
Amounts shown in the column headed "Restricted Stock Units," above, represent the 2013 restricted stock unit grants multiplied by the fair market value of the underlying shares of Company stock on December 31, 2013 ($59.85). Amounts shown in the column headed “Performance Shares,” above, represent the target shares for the 2012 and 2013 performance share grants multiplied by the fair market value of the underlying shares of Company stock on December 31, 2013 ($59.85). Amounts shown in the column headed “Prorated Non-equity Incentive Award,” above, represent the total “target” PEP award for 2013.

(3)Amounts in this column reflect the value (share price on December 31, 2013 less the exercise price) of all unvested options that would accelerate upon the death or disability of the Named Executives. There is no acceleration of performance shares or restricted stock units. In addition, in the event of death, the Named Executive’s survivor would be entitled to receive a survivor annuity from the Retirement Plan and Excess Benefit Plan. The amount payable to the survivor would be less than the amount that would otherwise have been payable to the Named Executive had the Named Executive survived and received retirement benefits under the Retirement Plan and Excess Benefit Plan. There would be no enhancements as to form, amount or vesting of such benefits in the event of a Named Executive’s death.

(4)This column reflects the amounts payable to the Named Executives (other than Mr. DeConcini) in the event of an involuntary termination without cause or a resignation for good reason, as of December 31, 2013, under the Severance Plan. For Mr. DeConcini, this column shows the actual value of payments and benefits he received under the Severance Plan and severance agreement as a result of his termination of employment, The amounts shown represent the following:

Named Executive	Cash ($)	Pro-Rated Non-equity Incentive Award ($)	Medical Benefits ($)	Total ($)
Paul J. Bonavia	1,292,488	516,996	5,913	1,815,397
David G. Hutchens	615,000	246,000	17,086	878,086
Kevin P. Larson	528,305	176,102	2,176	706,583
Philip J. Dion	427,500	142,500	20,789	590,789
Karen G. Kissinger	271,802	108,721	22,201	402,724
Michael J. DeConcini	541,967	135,492	—	677,459
DIRECTOR COMPENSATION

For 2013, the Company’s non-employee directors received the following compensation:

1.	Annual cash retainer of $85,000, paid in monthly installments.

2.
Additional annual cash retainer of $30,000 for the Lead Director, $10,000 for the Audit Chair, $7,500 for each of the Compensation, Corporate Governance, and Finance Chairs, and $5,000 for the Environmental, Safety and Security Chair, all of which are paid in quarterly installments.

3.
If any individual committee meets more than ten times per year, or if the Board meets more than ten times per year, an additional fee of $1,000 for each incremental meeting will be paid to the affected committee and/or Board member.

4.
An annual equity award of restricted stock units valued at $50,000. Restricted stock unit awards have a one-year vesting period; vested restricted stock units are distributed in actual shares of Company stock in January following termination of Board service.

The CEO, who serves as Board Chair, and the President do not receive any additional compensation for serving as directors. Directors may elect to defer cash fees and retainers under the DCP, which is described on page 34.
In 2013, UNS Energy updated its formal stock ownership guidelines for non-employee directors. Non-employee directors are expected to accumulate Company shares with a value equal to three times the annual cash retainer. As of December 31, 2013, all non-employee directors have achieved their target ownership level. Shares owned outright, including shares held in street name accounts, jointly with spouse, or in trust for the non-employee director’s benefit, and deferred stock units count towards meeting the guideline.
Effective for 2014, directors with less than five years of service or who are not in compliance with the stock ownership guideline will receive restricted stock units that are mandatorily deferred until the January following the termination of their Board service. Directors with at least five years of service and who are in compliance with the stock ownership guideline are not subject to mandatory deferral of their restricted stock units, but may elect to voluntarily defer receipt.
The following table summarizes the compensation earned by non-employee directors of the Company for the year ended December 31, 2013.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Lawrence J. Aldrich	96,500	50,000	1,000	147,500
Barbara M. Baumann	94,000	50,000	1,000	145,000
Larry W. Bickle	94,000	50,000	2,000	146,000
Harold W. Burlingame (6)	35,417	0	0	35,417
Robert A. Elliott	119,000	50,000	1,000	170,000
Daniel W. L. Fessler	89,000	50,000	1,000	140,000
Louise L. Francesconi	97,166	50,000	500	147,666
Warren Y. Jobe (6)	35,417	0	1,000	36,417
Ramiro G. Peru	92,334	50,000	1,000	143,334
Gregory A. Pivirotto	96,500	50,000	1,000	147,500
Joaquin Ruiz	89,000	50,000	700	139,700

(1)Mr. Bonavia and Mr Hutchens are not included in this table, as they are employees of the Company and thus receive no additional compensation for their service as directors. The compensation received by Mr. Bonavia and Mr. Hutchens as employees of the Company is shown in the “Summary Compensation Table.” As noted above, on May 2, 2014, Mr. Bonavia will relinquish his position as Chief Executive Officer of the Company. Assuming that Mr. Bonavia is reelected as a director at the Meeting, Mr. Bonavia will serve as Executive Board Chair and will continue to receive compensation as an employee of the Company and to participate in the Company’s executive compensation plans.

(2)Barbara M. Baumann and Joaquin Ruiz deferred 100% of fees earned in 2013 into the DCP. Daniel W. L. Fessler deferred 51% of fees earned in 2013 into the DCP.

(3)Each non-employee director received an annual restricted stock unit award valued at $50,000 in 2013.

(4)As of December 31, 2013, each outside director held 985 unvested restricted stock units and deferred stock units.

(5)The amounts contained in the “All Other Compensation” column represent charitable contributions paid pursuant to the Company’s Director Matching Gift Program, under which the Company matches Directors’ personal financial support to non-profit, tax-exempt organizations up to $1,000 per director per calendar year. Recipient organizations must be located in the State of Arizona, operate on a not-for-profit basis and be certified for tax-exempt status under Code section 501(c)(3). In order to be matched by Company funds, director gifts must be personal contributions of at least $100 from the director’s own assets and must have been paid, by check or credit card, not merely pledged. The Company’s matching donation is made payable to the recipient tax-exempt organization.

(6)Mr. Burlingame and Mr. Jobe retired from the UNS Energy Board of Directors on May 3, 2013.

CORPORATE GOVERNANCE
Board Meetings
In 2013, the Board held a total of eight regular meetings and six special meetings. Each director attended at least 96% of the aggregate total number of Board meetings and meetings of committees of which they are a member. Additionally, the non-management Directors met at regularly scheduled executive sessions without management present. Mr. Elliott, a non-management director, presided over and was the Lead Director at these executive sessions.
The Company does not have a formal policy with respect to attendance of Board members at annual meetings of shareholders, but encourages such attendance. In addition to the Chairman, nine of the Board members holding office at the time attended the 2013 Annual Meeting.
Board Communication
Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UNS Energy Lead Director, c/o Corporate Secretary, UNS Energy Corporation, 88 E. Broadway Boulevard, HQE901, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.
Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UNS Energy Corporation, 88 East Broadway Boulevard, HQE901, Tucson, AZ 85701. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee by mail, addressed to Chairperson, Audit Committee, UNS Energy Corporation, 88 East Broadway Boulevard, HQE901, Tucson, Arizona 85701.
Communications that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.
Corporate Governance Guidelines
The Corporate Governance Guidelines provide as follows in conjunction with results of the annual election of directors: “Any nominee for election as a director at a meeting of shareholders in an uncontested election who receives a greater number of votes cast ‘withheld’ for his or her election than ‘for’ such election shall promptly tender a written resignation to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall evaluate the Director’s tendered resignation taking into account the best interests of the Company and its shareholders and shall recommend to the Board whether to accept or reject such resignation. In making its recommendation, the Corporate Governance and Nominating Committee may consider, among other things, the effect of the exercise of cumulative voting in the election. The Board shall act within 120 days following certification of the shareholder vote and publicly disclose its decision. Any Director who tenders his or her resignation pursuant to this provision shall not participate in any Committee or Board consideration of such resignation.”

DIRECTOR INDEPENDENCE STANDARDS
The Board has adopted Director Independence Standards to comply with NYSE rules for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Director Independence Standards, dated as of May 2013, are available on UNS Energy’s website at www.UNS.com and are available in print to any shareholder who requests it.
No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with the Company either directly or as a partner, shareholder or executive officer of an organization that has a relationship with the Company. In each case, the Board broadly considers all the relevant facts and circumstances from the standpoint of the director as well as from that of persons or organizations with which the director has an affiliation and applies these standards.

Annually, the Board determines whether each director meets the criteria of independence. Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exception of Messrs. Bonavia and Hutchens. For each other director who is deemed independent, there were no other significant transactions, relationships or arrangements that were considered by the Board in determining that the director is independent. See “Transactions with Related Persons” on page 45.
Each member of UNS Energy’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by the Company’s Board, which criteria are in compliance with applicable NYSE listing standards.
Board Committees
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee operates under the provisions of a committee charter. The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and is responsible for recommending to the Board director candidates for nomination and election. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. The Corporate Governance and Nominating Committee held six meetings in 2013.

In making its recommendations for director candidates to the Board, the Corporate Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates in light of the criteria set forth in the Company’s Corporate Governance Guidelines (discussed below) and any other criteria the Corporate Governance and Nominating Committee deems appropriate, with the objective of having a Board with diverse backgrounds and experience.
The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a committee-recommended Board nominee, but desirable qualifications are set forth in the Company’s Corporate Governance Guidelines. Those qualifications include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of UNS Energy’s shareholders while keeping in perspective the interests of the Company’s customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities. The Corporate Governance Guidelines provide that the Company will pursue and consider nominees from a variety of backgrounds, including those who possess previous senior management experience, board experience with a public utility, or demonstrated leadership in their area of expertise, and who reflect the Company’s commitment to diversity.
The Corporate Governance and Nominating Committee will assess the effectiveness of these Corporate Governance Guidelines annually in connection with the nomination of directors for election at the annual meeting of shareholders. The composition of the current Board reflects diversity in business and professional experience, skills, ethnicity and gender.
The Corporate Governance and Nominating Committee considers recommendations for Board nominees received from shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is November 21, 2014. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of his or her willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UNS Energy Corporation, 88 E. Broadway Boulevard, HQE901, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.
The Company’s bylaws provide that no persons, except those nominated by the Board or a committee of the Board, shall be eligible for election as directors of the Company other than those nominated in accordance with the provisions of the bylaws. The bylaws require advance notice of the intent to make such a nomination. Shareholders of record at the time of the giving of such notice and on the date for determination of shareholders entitled to vote at the annual meeting who have complied with the notice procedures in the bylaws may nominate persons for the election of directors. The bylaws prescribe the information to be contained in any such notice, including the consent of each nominee to serve as a director of the Company if so elected. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Corporate Secretary of the Company. For any persons to be eligible for nomination by a shareholder at the 2015 annual meeting of shareholders, the shareholder’s notice must be received by the Corporate Secretary of UNS Energy, 88 E. Broadway Boulevard, HQE901, Tucson, Arizona 85701, not later than February 2, 2015. The Company is not obligated to include information as to any shareholder nominee for director in any proxy statement sent to shareholders.

Compensation Committee
The Compensation Committee operates under the provisions of a committee charter. Under the terms of its charter, the Compensation Committee is required to consist of not fewer than three members of the Board who meet the independence requirements of the NYSE. In 2013, the Compensation Committee had six members, each of whom met those independence requirements.
In 2013, the Compensation Committee held eight meetings, most of which were followed by an executive session in which management did not participate. The Compensation Committee Chair sets the agenda for each meeting and in advance of each meeting reviews the agenda with management. The annual schedule of meetings is approved by the Board during the second quarter for the following year. In connection with Compensation Committee meetings, each Compensation Committee member receives a briefing book prior to each meeting that details each topic to be considered. The Compensation Committee Chair reports to the Board on Compensation Committee decisions and key actions following each meeting. The Compensation Committee members also complete a written assessment of the Compensation Committee’s performance, with the last such assessment completed in October 2013.
The Board has delegated authority to the Compensation Committee to set CEO compensation levels and to review and approve compensation for all of the Company’s executive officers, including any equity compensation awarded under the 2011 Omnibus Plan. The Compensation Committee may delegate certain actions to management of the Company in connection with executive compensation. Day-to-day administration of director and executive compensation matters has been delegated to certain Company management personnel, with oversight provided by the Compensation Committee.
Compensation Consultant
The Compensation Committee has retained the services of Frederic W. Cook and Co., Inc. (“Cook”), a nationally recognized compensation consulting firm that serves as an independent advisor in matters related to executive compensation and non-employee director compensation. Representatives from Cook are available to Compensation Committee members on an ongoing basis. As requested, representatives from Cook attend Compensation Committee meetings, meet with the Compensation Committee in executive session without the presence of management, and communicate with the Chair of the Compensation Committee with regard to emerging issues. The Compensation Committee has sole discretion over the terms and conditions of the retention of consultants it retains. Cook maintains no other economic relations with the Company and does not provide any services to the Company other than those provided directly to the Compensation Committee. The Committee has reviewed the independence of Cook and has determined that the firm has no conflict of interest.
The Compensation Committee Chair customarily provides assignments to Cook. In its role as executive compensation consultant to the Compensation Committee, Cook provides advice relating to Peer Group selection, changes to the non-employee director compensation program, the benchmarking of individual compensation levels, pay and performance comparisons, the design of incentive plans and other compensation arrangements in which Company management participates, preparation of tally sheets and wealth accumulation analyses, compensation issues related to the pending merger of the Company and Fortis, Inc., and preparation of public filings related to executive compensation, including the Compensation Discussion and Analysis. Cook also conducted a comprehensive review of the Company’s overall compensation program in relation to compensation practices that could encourage employees to take risks that could have a material adverse impact on the Company.
Audit Committee
The Audit Committee operates under the provisions of a committee charter. The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit the Company’s financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews the Company’s accounting and internal control procedures with the Company’s internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. The Audit Committee held seven meetings in 2013.
Finance Committee
The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short- and long-term financing plans, dividend policy, financial risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UNS Energy. The Finance Committee held six meetings in 2013.

Environmental, Safety and Security (“ESS”) Committee
The ESS Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The ESS Committee also reviews the processes in place that are designed to ensure compliance with all significant and material environmental, safety and security related legal and regulatory requirements, as well as reviews with management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. UNS Energy’s ESS Committee held five meetings in 2013.
Board Leadership Structure and Risk Oversight
As previously discussed, effective May 2, 2014, Paul J. Bonavia, will retire from his role as the CEO and transition to a new role as Executive Board Chair of the Company.  David G. Hutchens will succeed Mr. Bonavia as CEO upon his retirement. In his upcoming role as Executive Board Chair, Mr. Bonavia will provide continued direction and oversight for UNS Energy and its subsidiaries. The Board elects a Lead Director to handle those duties that a non-independent Chair may not be able to carry out. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as a separate independent Board Chair, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of weather conditions. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board believes that full and open communication between management and the Board are essential for effective risk management and oversight. The Lead Director, and upon Mr. Bonavia's transition, the Executive Board Chair, meet regularly with the CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. At each Board meeting, the Board receives presentations from senior management on strategic matters involving the Company’s operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks, and opportunities for the Company.
While the Board is ultimately responsible for risk oversight at the Company, the Board committees assist the Board in fulfilling its oversight responsibilities in certain specific areas. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for directors and executive officers, and corporate governance. The Finance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with derivatives policies and securities issuances. The ESS Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of operating risks in the areas of environmental compliance, safety and security.

Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee during fiscal year 2013 were independent directors, and no member was an employee or former employee of the Company. No Compensation Committee member had any relationship requiring disclosure under “Transactions with Related Persons,” below. During fiscal year 2013, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on UNS Energy’s Compensation Committee, any other Board committee, or the Board of Directors as a whole.
Copies of Charters, Guidelines and Code of Ethics
A copy of the current Audit, Compensation, Finance and Corporate Governance and Nominating Committee Charters, as well as the Company’s Corporate Governance Guidelines and Code of Ethics and Principles of Business Conduct, which applies to the Board and all officers and employees of UNS Energy and its subsidiaries, together with any amendments or any waivers, are available on UNS Energy’s Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.
TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy
The Board has adopted a written Policy on Review of Transactions with Related Persons (“Related Person Policy”) on the review of related person transactions (which is available on UNS Energy’s website at www.UNS.com) that specifies that certain transactions involving directors, nominees, executive officers, significant shareholders and certain other related persons in which the Company is or will be a participant and are of the type required to be reported as a related person transaction under Item 404 of Regulation S-K shall be reviewed by the Audit Committee for the purpose of determining whether such transactions are in the best interest of the Company. The Related Person Policy also establishes a requirement for directors, nominees and executive officers to report transactions involving a related party that exceed $120,000 in value. The Company is not aware of any transactions entered into since the beginning of last year that did not follow the procedures outlined in the Related Person Policy.

AUDIT COMMITTEE REPORT
The Audit Committee
In 2013, the Audit Committee was made up of six financially literate directors who are independent based upon independence criteria established by UNS Energy’s Board, which criteria are in compliance with applicable NYSE listing standards. UNS Energy’s Board has determined that, while each member of the Audit Committee has accounting and/or related financial management expertise, Mr. Ramiro Peru is an “audit committee financial expert” as that term is defined by applicable SEC regulations. In addition to Mr. Peru, there are five other financial experts continuing on the Audit Committee. Each financial expert is independent as that term is defined by the applicable NYSE listing standards. The Board previously adopted a written charter for the Audit Committee. The Audit Committee has complied with its charter, including the requirement to meet periodically with PwC, the Company’s Independent Registered Public Accounting Firm, internal audit department and management to discuss the auditor’s findings and other financial and accounting matters.

In connection with UNS Energy’s December 31, 2013 financial statements, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PwC the matters required by PCAOB Auditing Standard No. 16, Communications with Audit Committee, (iii) received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence, and (iv) discussed with PwC its independence.
Based on the review and discussions referred to in items (i) through (iv) of the above paragraph, the Audit Committee recommended to the Board that the audited financial statements for 2013 be included in the annual report on Form 10-K for filing with the SEC.
Pre-Approved Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. UNS Energy’s Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in the Company’s best interest for the auditor to perform services in addition to the annual audit of the Company’s financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for UNS Energy. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chair believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chair to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.
Fees
The following table details fees paid to PwC for professional services during 2012 and 2013. The Audit Committee has considered whether the provision of services to UNS Energy by PwC, beyond those rendered in connection with their audit and review of the Company’s financial statements, is compatible with maintaining their independence as auditor.

	2012	2013
Audit Fees	$1,823,432	$2,002,923
Audit-Related Fees	$126,046	$55,000
Tax Fees	$192,205	$125,221
All Other Fees	$14,335	$39,968
Total	$2,156,018	$2,223,112
Notes:

1.	The decrease in Audit-Related Fees is due to work performed in 2012 related to an Information Technology Risk Assessment performed as part of a Sarbanes-Oxley compliance improvement initiative.

2.	The decrease in Tax Fees is due to work performed in 2012 to evaluate the tax treatment of repairs, and the review of tax exhibits for the Tucson Electric Power general rate case.

Audit fees include fees for the audit of UNS Energy’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit fees also include services provided by PwC in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits.
Audit-related fees during 2012 and 2013 principally include fees for employee benefit plan audits, and accounting consultations to the extent necessary for PwC to fulfill their responsibilities under generally accepted auditing standards.
Tax fees reported for 2012 and 2013 include fees for tax compliance services and tax advice.
All Other Fees consist of fees for all other services other than those reported above, principally including subscription fees for research tools and training.
All services performed by PwC are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the Independent Registered Public Accounting Firm.

Respectfully submitted,

THE AUDIT COMMITTEE

Ramiro G. Peru, Chair Lawrence J. Aldrich Barbara M. Baumann Robert A. Elliott Louise L. Francesconi Gregory A. Pivirotto

SUBMISSION OF SHAREHOLDER PROPOSALS
If the Company's proposed merger to become a wholly-owned subsidiary of Fortis Inc. is consummated prior to its 2015 annual meeting of shareholders, it will not have public shareholders, and there will be no public participation in any future meetings of shareholders. However, if the merger is not consummated prior to the 2015 annual meeting of shareholders, the following deadlines apply to the submission of shareholder proposals to be considered at the 2015 annual meeting of shareholders.
Advance notice required for shareholders to submit proposals at shareholder meetings
The Company’s bylaws require shareholders to give the Company advance notice of any proposal to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Corporate Secretary of the Company. For any shareholder’s proposal to be considered at the 2015 annual meeting of shareholders, the shareholder’s notice must be received by the Corporate Secretary of UNS Energy, 88 E. Broadway Boulevard, HQE901, Tucson, Arizona 85701, not later than February 2, 2015. The SEC’s proxy rules allow the Company to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders that is not included in UNS Energy’s proxy statement, if UNS Energy does not have notice of the matter before the deadline established in its bylaws. In addition, discretionary voting authority may generally be used if the Company receives timely notice of such matter (as described above) and if, in the proxy statement, the Company describes the nature of such matter and how the Company intends to exercise its discretion to vote on such matter.
In addition, for a shareholder proposal to be eligible for inclusion in the Company's 2015 Proxy Statement and the form of proxy relating to that meeting, UNS Energy must receive the proposal by November 21, 2014.
The advance notice requirement described above is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in UNS Energy’s Proxy Statement. Direct any proposals, as well as related questions, to the undersigned.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
If you and one or more shareholders of Company stock share the same address, it is possible that only one Notice of Internet Availability of Proxy Materials was delivered to your address. This is known as “householding.” Any registered shareholder who wishes to receive separate copies of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call or write the Company’s Stock Transfer Agent, Computershare, toll free at 1-866-537-8709 or Computershare, 480 Washington Blvd – 29th Floor, Jersey City, NJ 07310. Separate copies of the Notice of Internet Availability of Proxy Materials will be promptly delivered upon receipt of such request.
Shareholders who own Company stock through a broker and who wish to receive separate copies of the Notice of Internet Availability of Proxy Materials should contact their broker.
Any registered shareholder who wishes to receive a single copy of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call the Company’s Stock Transfer Agent, Computershare, toll free at 1-866-537-8709.
OTHER BUSINESS
The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.
Copies of UNS Energy’s annual report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701. You may also obtain UNS Energy’s SEC filings through the internet at www.sec.gov or www.UNS.com.

By order of the Board of Directors,

Linda H. Kennedy
Corporate Secretary
PLEASE VOTE—YOUR VOTE IS IMPORTANT
, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and, in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1-3. (Continued and to be marked, dated and signed on the other side)

UNS Energy Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Central Time, on Thursday, May 1, 2014.

Vote by Internet

- Go to **www.envisionreports.com/UNS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1 – 3.

1. Election of Directors: **Nominees**

01 - Paul J. Bonavia	02 - Lawrence J. Aldrich	03 - Barbara M. Baumann
04 - Larry W. Bickle	05 - Robert A. Elliott	06 - Daniel W.L. Fessler
07 - Louise L. Francesconi	08 - David G. Hutchens	09 - Ramiro G. Peru
10 - Gregory A. Pivirotto	11 - Joaquin Ruiz	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of selection of Independent Registered Public Accounting Firm, PricewaterhouseCoopers, LLP, for the fiscal year 2014.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01SHSB

E Congress St
S Scott Ave
S 6th Ave
E Broadway Blvd
E Broadway Blvd
UNS
S 5th Ave
E Jackson St
S Stone Ave
E Ochoa St
E 12th St
E Corral St

UNS Energy Headquarters
88 E. Broadway
Tucson, AZ 85701

DEAR SHAREHOLDERS:

If you previously elected to view the UNS Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2014 Annual Shareholders' Meeting, the 2013 Annual Report on Form 10-K, the Board Chair's letter to shareholders and a stock performance chart on the Internet through the following address: www.envisionreports.com/uns. You can vote your shares by telephone, the internet, mail, or in person at the Annual Shareholders' Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

If you would like a paper copy of the Proxy Statement and Annual Report on Form 10-K, UNS Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 1-866-641-4276.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UNS Energy Corporation

Proxy — UNS Energy Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL SHAREHOLDERS' MEETING TO BE HELD FRIDAY, MAY 2, 2014 AT 10:00 A.M. MST.

The undersigned hereby appoints Paul J. Bonavia and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders' Meeting scheduled to be held at 88 East Broadway, Tucson, Arizona, on Friday, May 2, 2014, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and, in their discretion, upon such other business as may properly come before the meeting. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1-3.**